UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of
         the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant                         [ X ]
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-12


                       JONES LANG LASALLE INCORPORATED
               ----------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                                 ----------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

            [   ] Fee paid previously with preliminary materials.
            [   ] Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)    Amount Previously Paid:

                  2)    Form, Schedule or Registration Statement No.:

                  3)    Filing Party:

                       JONES LANG LASALLE INCORPORATED
                           200 EAST RANDOLPH DRIVE
                           CHICAGO, ILLINOIS 60601



                                          April 4, 2005


VIA EDGAR TRANSMISSION
----------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:   FILING OF PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A
      -----------------------------------------------------


Ladies and Gentlemen:

      On behalf of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company"), transmitted herewith for filing, pursuant to Rule 14a-6(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is the Company's preliminary Proxy Statement on Schedule 14A (the "Proxy Statement") relating to the Company's 2005 Annual Meeting of Shareholders.

      Pursuant to Rule 14a-6(d) under the Exchange Act, the Company supplementally informs the Securities and Exchange Commission that the Company intends to release to its shareholders on or about April 19, 2005 the definitive form of the Proxy Statement to be filed pursuant to Rule 14a-6(b).

      If you have any questions or comments in connection with the preliminary Proxy Statement, please contact me at (312) 228-2423.
Facsimile transmissions may be sent to the undersigned at (312) 228-2277.

                                    Very truly yours,


                                    /s/ Mark J. Ohringer
                                    ------------------------------
                                    Mark J. Ohringer
                                    Executive Vice President,
                                    Global General Counsel
                                    and Corporate Secretary

                         PRELIMINARY PROXY MATERIALS
                            SUBJECT TO COMPLETION


                                          Jones Lang LaSalle Incorporated
                                          200 East Randolph Drive
                                          Chicago, Illinois 60601




April 19, 2005



Dear Shareholder:


      We would like to invite you to attend our 2005 Annual Meeting of Shareholders, which will be held on Thursday, May 26, 2005, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

      Our Annual Report for 2004 (which includes our Form 10-K) is enclosed for your information. Also enclosed are a proxy card and a postage-paid return envelope.

      Your vote is very important to us. To be sure that your shares will be voted at the meeting, you may either:

      (1) complete and sign the enclosed proxy card and return it by mail in the enclosed envelope as promptly as possible; or

      (2) vote electronically, by telephone or over the Internet, as described on the proxy card.

      If you attend the Annual Meeting, you may vote your shares in person even though you may have previously given your proxy. We appreciate your continued interest in our firm.



      Sincerely,



      /s/ Sheila A. Penrose               /s/ Colin Dyer
      ---------------------------         ---------------------------
      Sheila A. Penrose                   Colin Dyer
      Chairman of the                     President and
      Board of Directors                  Chief Executive Officer

                         PRELIMINARY PROXY MATERIALS
                            SUBJECT TO COMPLETION

                       JONES LANG LASALLE INCORPORATED
                           200 EAST RANDOLPH DRIVE
                           CHICAGO, ILLINOIS 60601

                            --------------------

                NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Thursday, May 26, 2005

                            --------------------


      The 2005 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will be held on Thursday, May 26, 2005, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois, for the following purposes:

      1. To elect two Directors to serve until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualify;

      2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending
            December 31, 2005;

      3. To approve a proposed amendment to the Jones Lang LaSalle Stock Award and Incentive Plan to increase the number of shares of our Common Stock reserved for issuance under that Plan by 3,000,000;

      4. To approve a proposal by our Board of Directors to amend the Jones Lang LaSalle Articles of Incorporation to declassify the terms of the members of the Board of Directors; and

      5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      Our Board of Directors has fixed the close of business on Friday, March 25, 2005 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders or persons holding proxies from shareholders will be permitted to attend the Annual Meeting.

                                    By Order of the Board of Directors

                                    /s/ Mark J. Ohringer
                                    ----------------------------------
                                    Mark J. Ohringer
                                    Corporate Secretary


April 19, 2005

      YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON EITHER (1) SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE OR
(2) GIVE THEIR PROXY BY TELEPHONE OR OVER THE INTERNET. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

                                                      Please      [  ]
                                                      Mark Here
                                                      for Address
                                                      Change or
                                                      Comments
                                                      SEE REVERSE SIDE


THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION
IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS
AND FOR PROPOSALS 2, 3 and 4.


The Board of Directors recommends a vote FOR the listed nominees.

1.    Election of Directors        FOR      WITHHOLD
                                   |_|        |_|
      01    Colin Dyer
      02    Shelia A. Penrose

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

________________________________________________________________________



The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

2. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2005.

                   FOR             AGAINST             ABSTAIN
                   |_|               |_|                 |_|


3. To approve a proposed amendment to the Jones Lang LaSalle Stock Award and Incentive Plan to increase the number of shares of our Ccommon stock reserved for issuance under that Plan by 3,000,000.

                   FOR             AGAINST             ABSTAIN
                   |_|               |_|                 |_|


4. To approve a proposal by our Board of Directors to amend the Jones Lang LaSalle Articles of Incorporation to declassify the terms of the members of the Board of Directors; and

                   FOR             AGAINST             ABSTAIN
                   |_|               |_|                 |_|


5. To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.


      Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.



Signature____________________ Signature___________________ Date______

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------



                                             ^ FOLD AND DETACH HERE ^

                                       Vote by Internet or Telephone or Mail
                                           24 Hours a Day, 7 Days a Week

                        Internet and telephone voting is available through 11:59 PM Eastern
                                     Time the day prior to annual meeting day.


                           Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,
                                       signed and returned your proxy card.


------------------------------------      --------------------------------      ---------------------
              Internet                                Telephone                          Mail
   http://www.proxyvoting.com/jll                  1-866-540-5760
                                                                                  Mark, sign and date
Use the internet to vote your proxy.  OR  Use any touch-tone telephone to   OR     your proxy card
 Have your proxy card in hand when        vote your proxy. Have your proxy               and
      you access the web site.              card in hand when you call.            return it in the
                                                                                enclosed postage-paid
                                                                                       envelope.
------------------------------------      --------------------------------      ---------------------


                                If you vote your proxy by Internet or by telephone,
                                   you do NOT need to mail back your proxy card.

                                 If you are located outside of the United States,
                            the delivery of your Proxy MUST be via the INTERNET or MAIL



You can view the Annual Report and Proxy Statement on the internet at www.joneslanglasalle.com



PROXY

                                   [LOGO] JONES LANG
                                          LASALLE(SM)

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS -- MAY 26, 2005

      The undersigned hereby appoints Colin Dyer, Lauralee E. Martin and Mark J. Ohringer, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the Common Stock of Jones Lang LaSalle Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on May 26, 2005, or at any adjournment or postponement thereof.

      This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted FOR all the proposals.

      PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                (Continued and to be signed on reverse side)
  _________________________________________________________________________

  Address Change/Comments (Mark the corresponding box on the reverse side)
  _________________________________________________________________________


  _________________________________________________________________________


--------------------------------------------------------------------------

                          ^ FOLD AND DETACH HERE ^


         You can now access your Jones Lang LaSalle account online.


Access your Jones Lang LaSalle shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Jones Lang LaSalle, now makes it easy and convenient to get current information on your shareholder account.

..     View account status           .     View payment history for
                                          dividends

..     View certificate history      .     Make address changes

..     View book-entry information   .     Obtain a duplicate 1099 tax form

                                    .     Establish/change your PIN

            Visit us on the web at http://www.melloninvestor.com

        For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                         Monday-Friday Eastern Time

                              TABLE OF CONTENTS

                         PRELIMINARY PROXY STATEMENT
                 FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS


ITEM                                                                PAGE
----                                                                ----

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
  OUR ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . .    1

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS . . . . . . . . .    6
      Information about the Board of Directors
        and Corporate Governance. . . . . . . . . . . . . . . . . .    6
      Director Independence . . . . . . . . . . . . . . . . . . . .    6
      Non-Executive Chairman of the Board . . . . . . . . . . . . .    6
      The Board and Board Committees. . . . . . . . . . . . . . . .    7
      The Audit Committee . . . . . . . . . . . . . . . . . . . . .    7
      The Compensation Committee. . . . . . . . . . . . . . . . . .    8
      The Nominating and Governance Committee . . . . . . . . . . .    9
      Nominations Process for Directors . . . . . . . . . . . . . .   10
      Director Compensation . . . . . . . . . . . . . . . . . . . .   11
      Classification of the Terms of the
        Members of the Board of Directors . . . . . . . . . . . . .   12
      Changes to the Board's Composition During 2004. . . . . . . .   12

PROPOSAL 1--ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . .   14
      Directors and Executive Officers. . . . . . . . . . . . . . .   14
            Non-Executive Directors . . . . . . . . . . . . . . . .   14
            Director Who Is Also an Executive Officer . . . . . . .   16
            Additional Executive Officers . . . . . . . . . . . . .   16
      Executive Compensation. . . . . . . . . . . . . . . . . . . .   19
            Compensation Committee Report on
              Executive Compensation. . . . . . . . . . . . . . . .   19
            Compensation Tables . . . . . . . . . . . . . . . . . .   24
            Summary of Plans, Programs and Agreements . . . . . . .   31
            Equity Compensation Plan Information. . . . . . . . . .   43
      Common Stock Security Ownership of Certain
        Beneficial Owners and Management. . . . . . . . . . . . . .   44
      Performance Graph . . . . . . . . . . . . . . . . . . . . . .   46
      Section 16(a) Beneficial Ownership Reporting Compliance . . .   47
      Certain Relationships and Related Transactions. . . . . . . .   47

PROPOSAL 2--RATIFICATION OF APPOINTMENT OF
  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM . . . . . . . . . .   50
      Information About the Independent Registered
        Public Accounting Firm. . . . . . . . . . . . . . . . . . .   50
      Audit Committee Report. . . . . . . . . . . . . . . . . . . .   51

PROPOSAL 3--APPROVAL OF AMENDMENT TO THE STOCK AWARD
  AND INCENTIVE PLAN. . . . . . . . . . . . . . . . . . . . . . . .   53

PROPOSAL 4--PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS . . . . .   59

PROXY SOLICITATION EXPENSE. . . . . . . . . . . . . . . . . . . . .   61

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS
  AT THE ANNUAL MEETING OF SHAREHOLDERS . . . . . . . . . . . . . .   61

COMMUNICATING WITH OUR BOARD OF DIRECTORS . . . . . . . . . . . . .   61

APPENDIX I: Proposed Form of Amendment to the
  Stock Incentive Plan

APPENDIX II: Proposed Form of Amendment to the
  Articles of Incorporation

                       JONES LANG LASALLE INCORPORATED
                           200 EAST RANDOLPH DRIVE
                           CHICAGO, ILLINOIS 60601

                            --------------------

                         PRELIMINARY PROXY STATEMENT

                            --------------------


                     2005 ANNUAL MEETING OF SHAREHOLDERS

                       QUESTIONS AND ANSWERS ABOUT THE
                   PROXY MATERIALS AND OUR ANNUAL MEETING



Q:    WHY AM I RECEIVING THESE MATERIALS?

A:    The Board of Directors (the BOARD) of Jones Lang LaSalle
Incorporated, a Maryland corporation (JONES LANG LASALLE, which may sometimes be referred to as the COMPANY or as WE, US or OUR), is providing these proxy materials for you in connection with the Company's 2005 Annual Meeting of Shareholders (including any adjournments or postponements, the ANNUAL MEETING), which will take place at 8:30 a.m. local time, on Thursday, May 26, 2005 at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago Illinois. We are sending this Proxy Statement and the enclosed form of proxy to our shareholders on or about April 19, 2005.

      As one of our shareholders, you are invited to attend the Annual Meeting and you are entitled and encouraged to vote on the items of business described in this Proxy Statement.

Q:    WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:    The information we have included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and also to the voting process. We have organized this Proxy Statement according to the four different matters on which our shareholders will be voting and the information we are required to provide in order for you to make your decision about how to vote.

Q:    WHAT INFORMATION IS INCLUDED WITH THIS PROXY STATEMENT?

A:    We are also sending you our 2004 Annual Report, which includes our
Form 10-K for the year ended December 31, 2004, as well as a proxy card and a postage-paid return envelope.

Q:    WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:    The items of business scheduled to be voted on at the Annual Meeting are:

      . The election of two Directors to serve until the 2008 Annual Meeting of Shareholders;

      . The ratification of the appointment of our independent registered public accounting firm for the year ending
            December 31, 2005;

      . The approval of an amendment to the Company's Stock Award and Incentive Plan; and

      . The approval of an amendment to the Company's Articles of Incorporation.

We will also consider other business that properly comes before the Annual Meeting.

Q:    HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:    Our Board recommends that you vote your shares as follows:

      .     FOR each of the nominees to the Board;

      . FOR the ratification of the appointment of our independent registered public accounting firm for 2005;

      . FOR the amendment to the Stock Award and Incentive Plan serving to increase the number of shares of our Common Stock reserved for issuance under that Plan by 3,000,000; and

      . FOR the amendment to the Company's Articles of Incorporation serving to declassify our Board of Directors.

Q:    WHAT SHARES CAN I VOTE?

A:    Only shareholders of record of Jones Lang LaSalle's Common Stock,
$.01 par value per share (the COMMON STOCK), at the close of business on Friday, March 25, 2005 (the RECORD DATE), are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. Based on the information we received from our transfer agent and stock registrar, there were 33,972,089 shares of Common Stock outstanding on the Record Date held in approximately 720 registered accounts representing approximately 6,300 beneficial owners.

Q:    WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF
RECORD AND AS A BENEFICIAL OWNER?

A:    Most Jones Lang LaSalle shareholders hold their shares through a broker or other nominee rather than directly in their own names. There are some distinctions between shares held of record and those owned beneficially, as we summarize below:

      SHAREHOLDER OF RECORD

      If your shares are registered directly in your name with Jones Lang LaSalle's transfer agent, Mellon Investor Services, then with respect to those shares you are considered to be the shareholder of record and we are therefore sending you these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

      BENEFICIAL OWNER

      If your shares are held in a brokerage account or by a trustee or another nominee, then you are considered the beneficial owner of shares held "in street name" and these proxy materials are being forwarded to you by your broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting.

      Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions to you on how to vote your shares.

Q:    HOW CAN I ATTEND THE ANNUAL MEETING?

A:    You are entitled to attend the Annual Meeting only if you were a
Jones Lang LaSalle shareholder as of the close of business on Friday, March 25, 2005 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee (in STREET
NAME), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 25, 2005, a copy of the voting instruction card provided to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

Q:    HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A:    You may vote in person at the Annual Meeting those shares you hold in your name as the shareholder of record. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:    HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:    Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders may deliver their proxies either:

      (1) by completing and submitting a properly signed proxy card or voting instruction card;

      (2)   by telephone; or

      (3)   electronically over the Internet.

      You will find instructions on the proxy card or voting instruction card.

Q:    MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:    You may change your vote at any time prior to the vote at the Annual
Meeting.  If you are the shareholder of record, you may change your vote by:

      (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy);

      (2) providing a written notice of revocation prior to your shares being voted; or

      (3)   attending the Annual Meeting and voting in person.

      A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office set forth above.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:    WHO CAN HELP ANSWER MY QUESTIONS?

A:    If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Mellon Investor Services at +1 888 213
0965.

      If you need additional copies of this Proxy Statement or voting materials, please contact Mellon Investor Services at the number above or the Company's Investor Relations team at +1 312 228 2430.

Q:    HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT
THE ANNUAL MEETING?

A:    The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:    WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A:    Directors will be elected by a plurality of the votes cast at the
Annual Meeting, which means that the two nominees receiving the highest number of votes will be elected. There is no cumulative voting for Directors. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2005. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will also be necessary to approve the amendment to the Stock Award and Incentive Plan, provided that the total vote cast on this proposal represents over 50% of the total number of shares outstanding on the Record Date. The affirmative vote of eighty percent (80%) of the total number of shares outstanding on the Record Date will be necessary to approve the amendment to the Company's Articles of Incorporation to declassify the Company's Board of Directors.

Q:    HOW ARE VOTES COUNTED?

A:    Shares of Common Stock represented in person or by properly executed proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares which abstain from voting as to a particular matter and broker non-votes (as defined below) will be treated as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. Accordingly, abstentions and broker non-votes will have no effect in determining whether director nominees have received the requisite number of affirmative votes. Abstentions and broker non-votes will have no effect on the voting with respect to the approval of KPMG LLP. Abstentions and broker non-votes will have the effect of a vote against the approval of the amendment to the Stock Award and Incentive Plan unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which event an abstention or broker non-vote will have no effect on the result of the vote. Since 80% of the total number of outstanding shares (as opposed to votes cast) must be voted in favor of the amendment to the Articles of Incorporation to declassify the Board of Directors, abstentions and broker non-votes are equivalent to votes against this particular matter.

      A "broker non-vote" occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Q:    WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL
MEETING?

A:    Each valid proxy returned to Jones Lang LaSalle will be voted at the
Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in accordance with the recommendations of our Board of Directors as set forth in this Proxy Statement. We do not know of any matters to be presented at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxy.

Q:    WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

A:    The inspector of elections will be a representative of Mellon
Investor Services.

Q:    WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:    You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Jones Lang LaSalle proxy card and voting instruction card that you receive.

Q:    WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:    We intend to announce preliminary voting results at the Annual
Meeting and publish final results in our quarterly report on Form 10-Q for our quarter ended June 30, 2005.

Q:    WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION AT NEXT
YEAR'S ANNUAL MEETING OF SHAREHOLDERS OR TO NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:    Shareholder proposals, including nominations for individuals to serve as directors, intended to be presented at the 2006 Annual Meeting and included in Jones Lang LaSalle's proxy statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the EXCHANGE ACT) must be received by Jones Lang LaSalle at our principal executive office by December 19, 2005. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by Jones Lang LaSalle at our principal executive office by March 3, 2006. Our Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than February 24, 2006 and not earlier than January 26, 2006.

              CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS


      Our policies and practices reflect corporate governance initiatives that we believe comply with the listing requirements of the New York Stock Exchange (NYSE), on which our Common Stock is traded, the corporate governance requirements of the Sarbanes-Oxley Act of 2002 as currently in effect, various regulations issued by the Securities and Exchange Commission (SEC) and certain provisions of the General Corporation Law in the State of Maryland, where Jones Lang LaSalle is incorporated.

      We maintain a corporate governance section on our public website, www.joneslanglasalle.com, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, the Charters for the three Committees of our Board of Directors described below, a Statement of Qualifications of Members of the Board of Directors and our Code of Business Ethics. This information is also available in print to any shareholder who requests it in writing from our Corporate Secretary at the address of our principal executive office set forth above. The Board of Directors regularly reviews corporate governance developments and modifies our Guidelines and Charters accordingly.

      Our Code of Business Ethics applies to all employees of the Company, including all of our executive officers, as well as to the members of our Board of Directors.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

      The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders either by applicable law, our Articles of Incorporation or our By-Laws. The Board elects the Chairman of the Board, the Chief Executive Officer and certain other members of the senior management team, which is charged with conducting the Company's business under the oversight of the Board to enhance the long-term value of the Company to the shareholders. The Board acts as an advisor and counselor to the Company's senior management and ultimately monitors its performance.

DIRECTOR INDEPENDENCE

      A majority of our Board must consist of independent Directors. All of the members of the Audit, Compensation and Nominating and Governance Committees of our Board must be independent Directors. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company.
The Board observes all criteria for independence and experience established by the NYSE (including Rule 303A in its Listed Company Manual) and by other governing laws and regulations. At least annually, the Board reviews any relationships that the Directors have with the Company in order to reaffirm their independence. All Directors whom we describe in this Proxy Statement as being independent satisfy the foregoing criteria.

NON-EXECUTIVE CHAIRMAN OF THE BOARD

      Effective January 1, 2005, the role of the Chairman of the Board has been held by Sheila A. Penrose, a Non-Executive Director who is independent and who the Board has determined will also serve as the Lead Independent Director of the Board for purposes of the NYSE's corporate governance rules, including presiding over regularly scheduled executive sessions of our Non-Executive Directors (meaning Directors whom we do not otherwise employ as Company officers). The Board has determined that each person who serves as Chairman of the Board from time to time, if that person is independent, will automatically also serve as a member of each of the Board's Committees.

THE BOARD AND BOARD COMMITTEES

      The full Board of Directors held six meetings in 2004. Each Director who held such position during 2004 attended, in aggregate, at least 75% of all meetings of the Board and of any Committee on which such Director served. Our Non-Executive Directors meet in executive session without management participation during every in-person Board meeting.

      Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table identifies:

      (1) the current members of each of the Committees, all of whom are Non-Executive Directors and are independent;

      (2) the Director who currently serves as the Chair of each Committee; and

      (3)   the number of meetings each Committee held during 2004.


       CURRENT COMMITTEE MEMBERSHIP AND NUMBER OF MEETINGS DURING 2004

                                                           NOMINATING AND
                              AUDIT        COMPENSATION      GOVERNANCE
DIRECTOR NAME               COMMITTEE        COMMITTEE        COMMITTEE
-------------               ---------       -----------    --------------
Henri-Claude de Bettignies      x                x                x
Darryl Hartley-Leonard          x                                 x
Sir Derek Higgs               Chair              x                x
Sheila A. Penrose               x                x              Chair
Thomas C. Theobald                             Chair              x

NUMBER OF MEETINGS
  DURING 2004:                  8                6                5


THE AUDIT COMMITTEE

      Sir Derek Higgs (Chair), Messrs. de Bettignies and Hartley-Leonard and Ms. Penrose served as members of the Audit Committee during the entire year of 2004.

      Under the terms of its Charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent auditor, (3) the performance of the Company's internal audit function and of its independent auditor and (4) compliance by the Company with legal and regulatory requirements. In fulfilling its responsibilities, the Audit Committee has the full authority of the Board to, among other things:

      . appoint or replace the independent auditor, which reports directly to the Audit Committee;

      . review with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Reports on Form 10-Q;

      . review with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Annual Report on Form 10-K;

      . discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

      . discuss with management and the independent auditor the Company's internal controls, disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of any material control deficiencies;

      . establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

      . discuss with management and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's Code of Business Ethics.

      See also the report of the Audit Committee set forth in the section headed "Audit Committee Report" below under "Proposal 2."

      Our Board has determined that each of the members of our Audit Committee is "financially literate" and that at least one of the members has "accounting or related financial management expertise," in each case as required by the NYSE. While the Board has also determined that no individual member of the Audit Committee meets the specific technical definition under SEC regulations of an "audit committee financial expert" with respect to generally accepted accounting principles within the United States, the Board believes that the members comprising the Audit Committee, all of whom have had distinguished careers within prominent and sophisticated international business or academic institutions, have the requisite attributes and abilities to allow them collectively to fulfill their responsibilities as Audit Committee members.

      The Charter of the Audit Committee was attached as an appendix to the Company's Proxy Statement for its 2004 Annual Meeting of Shareholders and has not been subsequently amended. No member of our Audit Committee serves simultaneously on the audit committees of more than three publicly registered companies.

THE COMPENSATION COMMITTEE

      Messrs. Theobald (Chair) and de Bettignies and Sir Derek Higgs served as members of the Compensation Committee during the entire year of 2004. Jackson P. Tai served as a member of the Compensation Committee during the entire year of 2004 until his resignation from the Board of Directors on October 6, 2004. Ms. Penrose became a member of the Compensation Committee effective January 1, 2005.

      Under the terms of its Charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company's executive officers and key employees and to oversee all compensation programs involving the use of the Company's Common Stock. In fulfilling its responsibilities, the Compensation Committee has the full authority of the Board to, among other things:

      . annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and determine his or her compensation levels based on such evaluation;

      . annually review and approve the compensation of the other executive officers of the Company;

      . review and approve any employment contracts, severance arrangements and other agreements (including any change of control provisions that are included) for executive officers of the Company and the overall programs under which any such arrangements may be offered to other employees of the Company;

      . approve cash incentives and deferred compensation plans for executives and oversee performance objectives and funding for executive incentive plans; and

      . approve and oversee compensation programs involving the use of the Company's Common Stock and, where required, submit equity compensation matters to the Company's shareholders.

      See also the report of the Compensation Committee set forth in the section headed "Compensation Committee Report" below under "Proposal 1."

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS. There are no Compensation Committee interlocks or insider participation on the Compensation Committee. Certain executive officers have and will attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

THE NOMINATING AND GOVERNANCE COMMITTEE

      Ms. Penrose (Chair), Sir Derek Higgs and Messrs. de Bettignies, Hartley-Leonard and Theobald served as members of the Nominating and Governance Committee during the entire year of 2004. Jackson P. Tai served as a member of the Nominating and Governance Committee during the entire year of 2004 until his resignation from the Board of Directors on October 6, 2004.

      Under the terms of its Charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board corporate governance guidelines and (4) lead the Board in its annual review of the Board's performance. In fulfilling its duties, the Nominating and Governance Committee has the full authority of the Board to, among other things:

      . Adopt and periodically review the criteria for the selection of Directors and members of Board Committees and, when necessary, conduct searches for and otherwise aid in attracting highly qualified candidates to serve on the Board, including candidates recommended by shareholders;

      . Review the qualifications of new candidates for Board membership and the performance of incumbent Directors whose terms are to expire at the next Annual Meeting of Shareholders;

      . Periodically review the compensation paid to non-Executive Directors for their services as members of the Board and its Committees and make recommendations to the Board for any appropriate adjustments;

      . Periodically review and bring to the attention of the Board current and emerging trends in corporate governance issues and how they may affect the business operations of the Company;

      . Periodically review the structure, size, composition and operation of the Board and each Committee of the Board and recommend committee assignments to the Board, including rotation, re-assignment or removal of any committee member; and

      . Oversee and periodically review the orientation program for new Directors and continuing education programs for existing Directors.


NOMINATIONS PROCESS FOR DIRECTORS

      IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

      The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms or other persons. The candidates would be evaluated at regular or special meetings of the Committee and may be considered at any point during the year depending upon the circumstances. As described below, the Committee will consider properly submitted shareholder nominations for candidates for election to the Board at an Annual Meeting. Following verification of the shareholder status of the persons proposing candidates, recommendations would be aggregated and considered by the Committee at a regularly scheduled meeting which would generally be the first or second meeting prior to the issuance of a proxy statement for the subsequent Annual Meeting. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, they will be forwarded to the Committee. The Committee would also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. If the Committee nominated a candidate proposed by a professional search firm, the Committee would expect to compensate the firm for its services, but the Board would not pay any compensation for suggestions of candidates from any other source.

      DIRECTOR QUALIFICATIONS

      Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership criteria that apply to nominees to be recommended by the Nominating and Governance Committee. According to these criteria, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education or public service. In addition, the members of the Board should possess the acumen, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism and a dedication to serving the interests of all the shareholders and be able to make themselves readily available to the Board in the fulfillment of their duties. All members of the Board must also satisfy all additional criteria for Board membership that may be set forth in the Company's Corporate Governance Guidelines. The criteria also set forth the particular attributes that the Committee should consider when evaluating a candidate's management and leadership experience, the skills and diversity that a candidate would contribute to the Board and the candidate's integrity and professionalism.

      SHAREHOLDER NOMINEES

      The Nominating and Governance Committee will consider properly submitted nominations for candidates for membership on the Board as described above. Any shareholder nominations proposed for consideration by the Committee should include the nominee's name and qualifications for Board membership and evidence of consent of the proposed nominee to serve as a director if elected. Nominations should be addressed to our Corporate Secretary at the address of our principal executive office set forth above. Consistent with the deadline for submission of shareholder proposals generally, nominations for individuals to be considered for election at the 2006 Annual Meeting must be received by the Corporate Secretary at our principal executive office by no later than December 19, 2005.


DIRECTOR COMPENSATION

      NON-EXECUTIVE DIRECTORS

      Under its Charter, our Nominating and Governance Committee is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors. In 2004, under the program that the Committee has established, each Non-Executive Director received:

      .     an annual retainer of $40,000, paid quarterly;

      . $3,500 for attendance at each meeting ($1,000 for telephonic meetings) of the Board;

      . $1,500 per meeting ($1,000 for telephonic meetings) for each Committee meeting; and

      . an annual grant of restricted stock in an amount equal to $50,000 (with the number of shares determined based on the closing price of the stock on the grant date), to become vested on the fifth anniversary of the date of grant.

In addition, the Chair of the Audit Committee received an annual retainer of $10,000 and the Chair of each of the Compensation and the Nominating and Governance Committees received an annual retainer of $5,000. Upon being elected to the Board for the first time, a Director will also receive a one-time grant of restricted stock in an amount equal to $50,000 (with the number of shares determined based on the closing price of the stock on the grant date), to become vested on the fifth anniversary of the date of grant.

      Directors who are also officers or employees of Jones Lang LaSalle are not paid any Directors' fees. Jones Lang LaSalle reimburses all Directors for expenses incurred in attending meetings.

      Through 2003, (1) each Non-Executive Director elected to the Board for the first time received upon such election a one-time grant of options to purchase 5,000 shares of Common Stock at fair market value on the date of grant and (2) each Non-Executive Director also received an annual grant of options to purchase 5,000 shares on the day after each Annual Meeting of Shareholders after which the Non-Executive Director continued in office. All of the foregoing options have a 10-year term and vest over a 5-year period, with 20% becoming vested on each anniversary of the date of grant. The foregoing grants of options were made automatically under our Stock Incentive Plan (as defined and discussed below).

      Through 2002, a Non-Executive Director could also elect, under the terms of the Stock Incentive Plan, to receive, in lieu of the annual cash retainer, an option for a number of shares such that the value of the option was equal to the amount of the annual retainer. The Stock Incentive Plan provided that the value of these options was 33% of the exercise price for options issued with respect to 1999, 2000, 2001 and 2002. For options issued with respect to 1999 and years thereafter, the exercise price was equal to the average closing prices of our Common Stock on the last trading day of each calendar quarter during the year. Such stock options were granted on January 1 of the year following the year in which the retainer was earned, were fully vested upon grant and have 10-year terms.

      Beginning in 2003, pursuant to the terms of the Stock Incentive Plan, Non-Executive Directors were permitted to elect to receive shares of our Common Stock in lieu of any or all of their annual cash retainer, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each quarter. In addition, the Non-Executive Directors may elect to defer receipt of such shares for specified periods and, consistent with our Stock Ownership Program described below, any shares so deferred will be increased by the Company by 25%.

      CHAIRMAN OF THE BOARD

      As a Non-Executive Director who was elected to the position of Chairman of the Board effective January 1, 2005, Ms. Penrose receives compensation in addition to the foregoing amounts in consideration of undertaking the responsibilities and time commitments associated with that position which the Board has established. The Chairman's compensation for the first calendar year of the two-year term to which she has been elected is $100,000 and will be subject to review for the second year of the term. In addition, Ms. Penrose received a one-time grant of 1,000 shares of restricted stock, to become vested on the second anniversary of the date of grant.

CLASSIFICATION OF THE TERMS OF THE MEMBERS OF THE BOARD OF DIRECTORS

      Jones Lang LaSalle's Articles of Incorporation provide for our Board to be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms. The Board currently consists of two Class I Directors (Messrs. de Bettignies and Hartley-Leonard), two Class II Directors (Ms. Penrose and Mr. Dyer) and two Class III Directors (Mr. Theobald and Sir Derek Higgs).

      The terms of our Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of successor Directors at the Annual Meetings of Shareholders held during the calendar years 2007, 2008 and 2006, respectively. As indicated in this Proxy Statement, our Board is proposing at the 2005 Annual Meeting that the Company's Articles of Incorporation be amended by the shareholders in order to declassify the Board. If our shareholders approve this amendment, then each of our Directors will serve his or her then remaining term, after which each Director would be elected to a one-year term. See "Proposal to Declassify the Board of Directors" below under "Proposal 4."

CHANGES TO THE BOARD'S COMPOSITION DURING 2004

      Christopher A. Peacock, who previously was a Class II Director and the Company's President and Chief Executive Officer, resigned from all of such positions on January 7, 2004. At that time, Stuart L. Scott, who then served as the Chairman of the Board, was named as the Company's interim President and Chief Executive Officer while a search was conducted for a successor.

      Consistent with the Board's previous determination that each of the leaders of the Company's four business segments should focus his or her efforts on managing those businesses without having additional obligations as a member of the Board, Peter C. Roberts did not stand for re-election as a Class I Director at our 2004 Annual Meeting.

      On August 30, 2004, Colin Dyer was elected to the position of President and Chief Executive Officer and also became a member of the Board as a Class II Director, filling the vacancy created by Mr. Peacock's resignation.

      On October 6, 2004. Jackson P. Tai resigned from his position as a member of the Board. Mr. Tai had served as a Class II Director.

      On December 31, 2004, Mr. Scott, as previously announced, retired from the Board as a Class III Director and from his executive officer positions after more than thirty years of service to the Company. Effective January 1, 2005, the Board elected Ms. Penrose, a Non-Executive Director, to serve as the Chairman of the Board for a two-year term, subject to her re-election by our shareholders as a member of the Board at the 2005 Annual Meeting.

      The Board intends to fill each of current Class I, II and III vacancies as soon as it identifies suitable candidates who agree to serve as members of the Board. If any of such vacancies is filled while the Board is still classified, then such vacancy would be filled for the remainder of the term for the applicable class whose vacancy has been so filled. If our shareholders approve the proposed amendment to the Company's Articles of Incorporation to declassify the Board, then each of such vacancies filled after such amendment would be for a one-year term.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

      Our Class II Directors, Ms. Penrose and Mr. Dyer, are standing for re-election at our 2005 Annual Meeting. Biographical information for each of the nominees is set forth below under the caption "Directors and Executive Officers." The Class II Directors will serve three-year terms until the Jones Lang LaSalle's Annual Meeting of Shareholders in 2008 and until their successors are elected and qualify, or until their earlier death, resignation, retirement, disqualification or removal.

      THE BOARD RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE TWO NOMINEES LISTED BELOW:

                                  NOMINEES
                      Class II (term expiring in 2008)

                              Sheila A. Penrose
                                 Colin Dyer

      Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting for the two nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than two nominees for Director. While the Board does not anticipate that either of the nominees will be unable to stand for election as a Director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.


                      DIRECTORS AND EXECUTIVE OFFICERS

      The following biographical summaries provide information about each of (1) our current Non-Executive Directors, including Ms. Penrose, one of the two nominees standing for election at the 2005 Annual Meeting, (2) Mr. Dyer, a Director who is also one of our Executive Officers and one of the nominees standing for election at the 2005 Annual Meeting, and (3) those additional corporate officers whom we define as Executive Officers for SEC reporting purposes.

                           NON-EXECUTIVE DIRECTORS
                       (Including a Director Nominee)

      HENRI-CLAUDE DE BETTIGNIES. Professor de Bettignies, 66, has been a Director of Jones Lang LaSalle since March 1999. His term on our Board of Directors expires at our 2007 Annual Meeting. Professor de Bettignies joined the European Institute of Business Administration, Fontainebleau, France (INSEAD) in 1967 as an Assistant Professor and became a Full Professor in 1975. Since 1988, he has held a joint professorship at the Stanford University Graduate School of Business. Professor de Bettignies started and developed INSEAD's activities in Japan and the Asia Pacific region, which led to the creation in 1980 of the Euro-Asia Centre of which he was the Director General until 1988. At INSEAD and Stanford, he teaches courses on international management, ethics and the Japan and the Asia Pacific region. He has created and directs several executive programs organized in Asia and Europe, including AVIRA, a program for chief executive officers held in Europe, the United States and Asia. He serves as a consultant to a number of major organizations and has published five books and over 50 articles in business and professional journals. He is a member of the Asian Academy of Management and serves on the Editorial Board of a number of journals, including The New Academic Review (New York), The Journal of Asian Business (Ann Arbor), Asian Academy of Management Journal (Penang), Ethica (Asti), The Revue Francaise de Gestion (Paris) and The Thunderbird International Business Review (New York). Professor de Bettignies was educated at the Sorbonne, the Catholic University of Paris
(EPP) and the Harvard Business School.

      DARRYL HARTLEY-LEONARD. Mr. Hartley-Leonard, 59, has been a Director of Jones Lang LaSalle since July 1997. His term on our Board of Directors expires at our 2007 Annual Meeting. Mr. Hartley-Leonard has been Chairman and Chief Executive Officer of PGI, Inc., an event and communication agency, since January 1998. He served as Chairman of the Board of Hyatt Hotels Corporation (Hyatt), an international owner and manager of hotels, from 1994 to 1996. From 1986 to 1994, he served as Chief Executive Officer and Chief Operating Officer of Hyatt. Mr. Hartley-Leonard retired from Hyatt in 1996 after a 32-year career with that organization.
Mr. Hartley-Leonard also serves on the board of directors of LaSalle Hotel Properties, a real estate investment trust. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

      SIR DEREK HIGGS. Sir Derek, 61, has been a Director of Jones Lang LaSalle since March 1999. His term on our Board of Directors expires at our 2006 Annual Meeting. Sir Derek was Chairman of Prudential Portfolio Managers Limited, a fund manager, and a Director of Prudential plc, a financial services company, from January 1996 to December 2000, and prior to that he was employed by S.G. Warburg & Co. Ltd., an investment bank, from 1972 until 1996, serving as a Director beginning in 1979, Head of Global Corporate Finance beginning in 1986 and Chairman beginning in 1994. He is a member of the Financial Reporting Council of the UK. He is Chairman of Partnerships UK plc, an advisor on public-private partnerships for the delivery of public services, Deputy Chairman of The British Land Company PLC, a property company, and a Director of Allied Irish Banks, p.l.c., a banking organization, and Egg plc, an internet bank. Sir Derek is also a senior advisor to UBS Investment Bank. He is a member of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Arts degree from the University of Bristol. In January 2004, Sir Derek was knighted by the Queen of England for his services to corporate governance and finance.

      SHEILA A. PENROSE. Ms. Penrose, 59, has been a Director of Jones Lang LaSalle since May 2002 and was elected Chairman of the Board effective January 1, 2005. She is a nominee standing for re-election to our Board of Directors at the 2005 Annual Meeting. Ms. Penrose has served as an Executive Advisor to The Boston Consulting Group since January 2001, after retiring from Northern Trust Corporation, a bank holding company and a global provider of personal and institutional financial services, in September 2000 after more than 23 years of service. While at Northern Trust, Ms. Penrose served as President of Corporate and Institutional Services and as a member of the Management Committee. Ms. Penrose is a member of the board of directors of eFunds Corporation, a provider of integrated information and payment solutions, and Datacard Group, a supplier of systems for card programs and identity solutions. She received a Bachelors degree from the University of Birmingham in England and a Masters degree from the London School of Economics. She also attended the Executive Program of the Stanford Graduate School of Business.

      THOMAS C. THEOBALD. Mr. Theobald, 67, has been a Director of Jones Lang LaSalle since July 1997. His term on our Board of Directors expires at our 2006 Annual Meeting. Mr. Theobald has served as a Partner and Senior Advisor of Chicago Growth Partners LLC since September 2004. He previously served as a Managing Director at William Blair Capital Partners from September 1994 to September 2004. From July 1987 to August 1994,
Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation. He currently is Chairman of the board of directors of Columbia Funds, a mutual fund complex, and serves on the boards of directors of Ambac Financial Group, Inc., a guarantor of public finance and structured finance obligations, Anixter International, a supplier of electrical apparatus and equipment, Ventas Inc., a health-care real estate investment trust, and the MacArthur Foundation. Mr. Theobald holds an A.B. from the College of the Holy Cross and an M.B.A. from Harvard Business School.

                  DIRECTOR WHO IS ALSO AN EXECUTIVE OFFICER
                          (and a Director Nominee)

      COLIN DYER. Mr. Dyer, 52, has been the President and Chief Executive Officer, and a Director, of Jones Lang LaSalle since August 2004. He is a nominee standing for re-election to our Board of Directors at the 2005 Annual Meeting. Mr. Dyer is currently the Chairman of our Global Executive Committee. From September 2000 to August 2004 he was the founding Chief Executive Officer of the WorldWide Retail Exchange, an internet-based business-to-business exchange whose members include more than 40 of the world's leading retailers and manufacturers. From 1996 until September 2000, Mr. Dyer was Chief Executive Officer of Courtaulds Textiles plc, an international clothing and fabric company, having served in various management positions with that firm since 1982. From 1978 until 1982, he was a client manager at McKinsey & Company, an international consulting firm. He serves on the board of directors, and is the chairman of the audit committee, of Northern Foods plc, a major food supplier to the British retail sector. Mr. Dyer holds a BSc degree from Imperial College in London and an M.B.A. from INSEAD in Fontainebleau, France.


                        ADDITIONAL EXECUTIVE OFFICERS

      PETER A. BARGE. Mr. Barge, 54, has been the Chief Executive Officer of our Asia Pacific operating segment since January 2003. He is currently a member of our Global Executive Committee. Since December 2002, he has also served as Chairman of Jones Lang LaSalle Hotels. He was Chief Executive Officer of Jones Lang LaSalle Hotels from March 1999 to
December 2002 and Chief Executive Officer of our Corporate Solutions business in the Americas from January 2001 through December 2002. Previously, Mr. Barge was Chief Executive Officer of JLW TransAct, the hotel business of Jones Lang Wootton. Mr. Barge had also held various positions with that company, which was known as TransAct Hotel & Tourism Property Limited before it was acquired by Jones Lang Wootton. Before that, Mr. Barge served as "Lecturer in Charge" of all hotel and tourism programs at Australia's pre-eminent school of Food and Hotel Administration in Adelaide, South Australia, and worked in hotel management and tourism consulting.

      MARGARET A. KELLY. Ms. Kelly, 47, has been the Chief Marketing and Communications Officer of the Company since March 1999. Previously,
Ms. Kelly was Director of Marketing and Communications for LaSalle Partners. During Ms. Kelly's career with our firm, she has served as Director of Corporate Marketing from 1994 to 1999, Director of Property Marketing from 1992 to 1994 and Director of the West Coast division of Property Marketing from 1990 to 1992. Ms. Kelly received a B.A. from Drake University.

      LAURALEE E. MARTIN. Ms. Martin, 54, has been Executive Vice President and Chief Financial Officer of Jones Lang LaSalle since
January 2002. In January 2005 she was appointed to the additional position of Chief Operating Officer. Ms. Martin is currently a member of our Global Executive Committee. She served as Executive Vice President and Chief Financial Officer of Heller Financial, Inc., a commercial finance company, from May 1996 to November 2001. Ms. Martin had previously held the positions of Senior Group President, responsible for Heller Financial's Real Estate, Equipment Financing, and Small Business Lending groups, and President of its Real Estate group. She was a member of the board of directors of Heller Financial from May 1991 to July 1998. Ms. Martin has been a member of the board of directors of KeyCorp, a bank holding company, since December 2003, and a member of the board of directors of Gables Residential Trust, a real estate investment trust, since January 1994. Prior to joining Heller Financial in 1986, Ms. Martin held certain senior management positions with General Electric Credit Corporation. She received a B.A. from Oregon State University and an M.B.A. from the University of Connecticut.

      MARK J. OHRINGER. Mr. Ohringer, 46, has been Executive Vice President, Global General Counsel and Corporate Secretary of Jones Lang LaSalle since April 2003. From April 2002 through March 2003, he served as Senior Vice President, General Counsel and Secretary of Kemper Insurance Group, Inc., an insurance holding company. Prior to that, Mr. Ohringer served as General Counsel and Secretary of Heller Financial, Inc., a commercial finance company, since September 2000. He previously served as Chief Corporate Counsel and Deputy General Counsel of Heller Financial from March 1999 to September 2000, Associate General Counsel from March 1996 to March 1999, and Senior Counsel from December 1993 to February 1996. Prior to joining Heller Financial, Mr. Ohringer was a Partner at the law firm of Winston & Strawn. Mr. Ohringer has a B.A. in Economics from Yale University and a J.D. from Stanford Law School.

      ROBERT S. ORR. Mr. Orr, 45, has been Chief Executive Officer for our European operating segment since March 1999. He is currently a member of our Global Executive Committee. Mr. Orr was a member of the Board of Directors of Jones Lang LaSalle from May 2001 to September 2002. From January 1998 to March 1999, Mr. Orr was European Chief Executive of Jones Lang Wootton. From 1991 to 1998, he served as Country Manager for Jones Lang Wootton's operations in Germany. Mr. Orr joined Jones Lang Wootton in 1980 and held a number of positions with them in Europe. Mr. Orr has a Bachelor in Science (BSc.) in Estate Management from Oxford Polytechnic.

      NAZNEEN RAZI. Ms. Razi, 52, has been Executive Vice President and Chief Human Resources Officer of the Company since February 2004. From November 2000 to January 2004, Ms. Razi was Executive Vice President, Chief Administrative Officer of Comdisco, a provider of technology services, where she had responsibility for human resources worldwide. Comdisco filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in July, 2001 and emerged from bankruptcy under a confirmed plan of reorganization in August, 2002. Prior to Comdisco, Ms. Razi held various positions within CNA Insurance Companies, including senior vice president and senior human resources officer for CNA Risk Management.
Ms. Razi holds bachelor degrees in political science, history and English literature from St. Francis College, India, a masters degree in English literature from Osmania University, India, and an M.B.A. in operational management and organizational behavior and a Ph.D. in Organizational Development from Benedictine University, Illinois.

      PETER C. ROBERTS. Mr. Roberts, 44, has been the Chief Executive Officer of our Americas operating segment since January 2003. He served as a member of the Jones Lang LaSalle Board of Directors from December 2001 until May, 2004. Mr. Roberts is currently a member of our Global Executive Committee. He was the Chief Operating Officer of Jones Lang LaSalle from January 2002 through December 2002 and he served as Chief Financial Officer from January 2001 through December 2001. Prior to that he served as Managing Director of Jones Lang LaSalle's Tenant Representation Group in North America since December 1996 and then in March 1999 also became that group's Co-President. Mr. Roberts joined our Tenant Representation Group in June 1993 as Vice President and thereafter held the positions of Senior Vice President, Executive Vice President and then Managing Director. He joined Jones Lang LaSalle in 1986. Prior to that, Mr. Roberts worked within the Aerospace and Defense Contractor Group at Morgan Guaranty Trust Company of New York. Mr. Roberts is a member of the board of directors of Corus Bankshares, Inc., a commercial banking institution. He received an A.B. degree from Dartmouth College and an M.B.A. from Harvard Business School.

      STANLEY STEC. Mr. Stec, 45, has been Senior Vice President and Global Controller of Jones Lang LaSalle since November, 2004. From May 2001 until October 2004, Mr. Stec served as Vice President, Controller of CCC Information Services, Inc., a publicly traded supplier of automobile claims information and processing and communications services. During 2000, he was Vice President of Operations for Finetrics (a divine interVentures company), a provider of web-based financial applications and business services. From February 1992 to March 2000, Mr. Stec held various financial management positions with J.D. Edwards & Company, a publicly held developer and marketer of enterprise and supply chain computing solutions, including Senior Director of Business Development, Senior Director of Worldwide Financial Service Centers, Director of International Finance and Director of Financial Reporting and Accounting. Mr. Stec, who is a certified public accountant, received a B.A. in Business from St. Xavier College and attended the Executive Program at the Kellogg Graduate School of Management.

      LYNN C. THURBER. Ms. Thurber, 58, has been the Chief Executive Officer of LaSalle Investment Management, Jones Lang LaSalle's investment management business, since March 2000, and from March 1999 until March 2000 she was the Co-Chief Executive Officer of LaSalle Investment Management. She is currently a member of our Global Executive Committee. She was a member of the Board of Directors of Jones Lang LaSalle from its incorporation until March 1999 and then again from May 2000 to September 2002. From April 1997 until March 1999, she was Co-President of LaSalle Advisors Capital Management, Inc. (now known as LaSalle Investment Management), an operating subsidiary of Jones Lang LaSalle. Ms. Thurber was a Managing Director and Co-President of LaSalle Advisors Limited Partnership from November 1994 until 1997. Prior to that, she was Chief Executive Officer of Alex Brown Kleinwort Benson Realty Advisors Corporation (ABKB) from May 1993 to November 1994, at which time its assets were acquired by Jones Lang LaSalle. From July 1992 to May 1993,
Ms. Thurber served as Chief Operating Officer and Director of Acquisitions of ABKB. Prior to that time, Ms. Thurber was a Principal at Morgan
Stanley & Co. Incorporated. She holds an A.B. degree from Wellesley College and an M.B.A. from Harvard Business School.

                           EXECUTIVE COMPENSATION

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for the oversight of executive compensation and Jones Lang LaSalle's compensation programs, including those with respect to stock ownership.

      We believe that our employee compensation system is unusual in the real estate industry in many parts of the world, including the United States. Our system is designed to reward the strengthening of existing client relationships, securing new client relationships, client satisfaction and teamwork, as well as to foster employee commitment and align employee and shareholder interests. Toward this end, we generally compensate our real estate professionals and managers with salary, bonus and stock ownership programs, rather than primarily on a commission basis as we believe is typical for other real estate firms in the United States and other parts of the world.

      ANNUAL CASH COMPENSATION PROGRAMS.

      Our executive officers are assigned target annual compensation consisting of a base salary and target bonus. The Compensation Committee approved the executive officers' 2004 base salaries during the first quarter of 2004. Their bonuses paid in March 2005 and reported in this Proxy Statement as compensation earned in respect of 2004 were based on target bonuses that were established during the first quarter of 2004. Target bonus levels for executive officers are set to provide compensation levels which, together with their base salaries, are sufficiently competitive to attract and retain high caliber executives.

      As described below under "Management Incentive Plan," the payment of an employee's bonus in a particular year is based upon an evaluation of performance against specific performance objectives set in the beginning of the prior year. These performance objectives include both objective and subjective criteria and vary from employee to employee. All of our executive officers have their performance objectives established as part of our Individual Performance Management Program (IPMP), in which substantially all of our employees participate on an annual basis. For executive officers with primarily global firm responsibilities, including our President and Chief Executive Officer and our Chief Operating and Financial Officer, performance objectives relate to overall firm performance and fell principally into the categories of (1) meeting assigned financial targets, (2) contributing to the growth of the Company and (3) providing superior employee management. Each executive officer leading one of our regional or global business segments is principally measured against these categories, including also providing superior client service and developing new business opportunities insofar as they apply to the particular business for which such executive officer was responsible. Those business segment executives who are also members of our Global Executive Committee, which is our senior-most executive management committee currently consisting of our Global Chief Executive Officer, Global Chief Operating and Financial Officer and the Chief Executive Officers of our Americas, Europe, Asia-Pacific and LaSalle Investment Management business segments, also have an overall global performance objective as a component of their target bonuses.

      The performance objectives on which bonuses were paid in 2005 relating to the overall 2004 financial performance of Jones Lang LaSalle were measured on achievement of the earnings per share target for the 2004 calendar year. Those other executive officers who were evaluated on the financial performance of their regional or global business units were measured principally on achievement of the financial plans for those units.

Individualized performance objectives concentrated on key matters upon which the particular executive officer was to focus and were set based upon identified goals for Jones Lang LaSalle as a whole, as well as identified goals for particular business units or groups of business units. The Compensation Committee has encouraged management to set performance objectives, to the extent possible, in a manner which allows objective measurement of performance, including by setting quantitative standards where appropriate.

      The determination of compensation by the Compensation Committee for those individuals who served as our Chief Executive Officer during 2004 is explained below under "Compensation of Chief Executive Officer." With respect to the base salaries that were established and paid during 2004, Stuart L. Scott, our interim Chief Executive Officer during a portion of 2004, reviewed the performance of the relevant executive officers, including the other persons identified as our Named Executive Officers for purposes of the Summary Compensation Table below, and, with the assistance of our Chief Human Resources Officer, presented his evaluation and the resulting compensation recommendations to the Compensation Committee. The Compensation Committee reviewed these evaluations and recommendations, discussed them with Mr. Scott and our Chief Human Resources Officer and determined base compensation early in 2004. With respect to the determination of the bonuses paid in 2005 and related to 2004 performance, Colin Dyer, who became our Chief Executive Officer on August 30, 2004, reviewed the performance of each of the other Named Executive Officers, determined bonus levels based upon his evaluation of performance against objectives and, with the assistance of our Chief Human Resources Officer, presented his evaluation and the resulting compensation recommendations to the Compensation Committee. The Compensation Committee reviewed these evaluations and recommendations, discussed them with Mr. Dyer and our Chief Human Resources Officer and determined the bonus payments that are reported in this Proxy Statement. In connection with its approval process, the Compensation Committee also met in executive session without Mr. Dyer being present.

      The amount of the bonuses paid to our Named Executive Officers in 2005 (in respect of the Company's 2004 performance) increased significantly over the amount of the bonuses paid to those individuals in 2004 (in respect of the Company's 2003 performance). The increases related to the achievement, and often over-performance, of individual goals and to the strength of the Company's financial performance during 2004, as net income increased by 78% over the prior year to a record $64.2 million, net debt was reduced by $119 million during the year and each of our business segments showed significant performance improvement and contributed to the Company's overall results. Importantly, these results were achieved during a year in which the Company conducted a global search for, and then transitioned to, a new Chief Executive Officer.

      STOCK PLANS AND LONG-TERM COMPENSATION PROGRAMS.

      We have various equity and other incentive plans and programs that are designed to align the interests of our employees, and particularly our executives, with the interests of our shareholders and to serve as longer-term retention vehicles for our people. Our plans and programs are described in more detail below under "Summary of Plans, Programs and Agreements."

      Our executive officers, as well as other management employees, are eligible to receive equity-based awards under our Stock Incentive Plan (as defined and discussed below). Prior to 2003, we principally used stock options as our equity compensation vehicle, but in 2003, consistent with evolving best-practices we observed at other firms generally, we decided to use restricted stock grants as our principal equity compensation method. Half of the shares of restricted stock that were granted to executive officers in 2003 vest three years from the date of grant and the remaining half vest five years from the date of grant. Ongoing awards under the Stock Incentive Plan are expected to be made annually, with the Compensation Committee and senior management to decide how such awards will be allocated among our people.

      Programs such as the Co-Investment Plan and the LIM Co-Investment Program (both as defined and discussed below) are intended to provide more targeted performance and/or retention incentives to specific groups of key employees where particular line-of-sight attributes are deemed the best use of compensation resources.

      The Stock Purchase Plan, the Stock Ownership Program and the UK Share Plan (all as defined and described below) also provide certain executive officers, as well as other employees, a means for accumulating Jones Lang LaSalle Common Stock. The Stock Purchase Plan provides employees in the United States with a means to purchase stock at a 15% discount through regular payroll deductions. Under the Stock Ownership Program, executive officers and officers at certain other levels receive a portion of their bonuses in restricted stock units that vest equally over 18 and 30 month periods. The UK Share Plan provides employees in the UK with an option to purchase stock at a 15% discount through regular payroll deductions. The opportunity to offer employees stock purchase plans differs from country to country depending on the tax laws of that country. The Company regularly evaluates additional opportunities to establish similar plans.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER.

      The 2004 year was an important transitional one for our Company as Christopher A. Peacock resigned as our Chief Executive Officer effective January 7th of that year and Stuart L. Scott, who had then previously been our Chairman of the Board, served as our interim Chief Executive Officer while a search was conducted for Mr. Peacock's successor. Colin Dyer was then elected as our Chief Executive Officer effective August 30, 2004.

      CHRISTOPHER A. PEACOCK

      Upon his resignation as our Chief Executive Officer, Mr. Peacock and the Company entered into an amendment to his Employment Agreement pursuant to which, among other aspects, Mr. Peacock agreed to assist in the transfer of his employment duties, provide the Company transition support for key client relationships and provide consulting services to the Company and advice on business strategies and related matters. Mr. Peacock also agreed to extend certain restrictive covenants with respect to his ability to solicit clients and employees of the Company and to compete with the Company. Taking the value of these agreements into account, and given the rights Mr. Peacock already had under the then current provisions of his Employment Agreement, we determined that it would be appropriate to compensate Mr. Peacock for the period from January 7, 2004 through the April 9, 2005 termination date of his revised Employment Agreement at an annualized rate of $850,000 that was equivalent to the $400,000 annual base salary he was then being paid plus the actual amount of his previous year's bonus, which was $450,000. Provided that Mr. Peacock continued to comply with the terms of his amended Employment Agreement, we did not set any additional performance objectives, or conduct any review, during the remainder of the term of his Employment Agreement.

      For additional information about the terms of Mr. Peacock's
Employment Agreement, please see "Employment Agreement with Christopher A. Peacock" below.

      STUART L. SCOTT

      When Mr. Scott became our interim Chief Executive Officer during 2004, while he continued in his previous role as the Chairman of our Board, we established his compensation under an agreement that provided Mr. Scott with an annualized base salary to be paid during the period that he served as our Chief Executive Officer that was the same as what Mr. Peacock's base salary had been. We also established a bonus target against which we established certain specific performance objectives, one of which was to actively participate in the identification and selection of a new chief executive officer and another of which was to lead the Company to achievement of a certain minimum earnings per share target. Once a new chief executive officer had been hired, Mr. Scott's compensation would revert to what it would then continue to be for his serving as an executive member of the Board and its Chairman, as well as for certain services to LaSalle Investment Management and as a member of the boards of directors for certain of its investment funds and management committees. Mr. Scott's compensation for 2004 is disclosed below in the Summary Compensation Table and the terms of his agreement are further discussed below under "Compensation Arrangements with Stuart L. Scott."

      We evaluated Mr. Scott's performance in early 2005 against his objectives in order to determine the amount of his bonus. The actual bonus paid to Mr. Scott for his 2004 performance exceeded his target bonus amount because of, among other elements, (1) the quality of his leadership of our Company and the members of its Global Executive Committee during the transition from one chief executive officer to another, (2) the quality of his participation in the search for, and hiring of, our new chief executive officer, which we believe was very successful and was achieved within the desired time-frame, and (3) the fact that the Company significantly improved its earnings per share during 2004 over what it had been for 2003 (and over-performed versus the target objective we had set for Mr. Scott), rising to $1.96 per diluted share from $1.12, an increase of 75%.

      COLIN DYER

      The compensation that Mr. Dyer received during 2004 was determined pursuant to the agreement that was negotiated with Mr. Dyer in connection with his election to the position of our Chief Executive Officer effective August 30, 2004. Our agreement with Mr. Dyer is summarized below under "Compensation Arrangements with Colin Dyer." The Compensation Committee approved the terms and conditions of the agreement as an overall appropriate and reasonable compensation package based on a number of factors, including (1) the level of compensation necessary to attract an experienced, globally-oriented executive with the potential to provide high quality leadership and strategic guidance to a complex, multi-national organization, (2) a review of the publicly available data on compensation being paid for similar positions at competitor and other comparable firms and (3) the compensation being paid to other executives within our own firm.

      Mr. Dyer's agreement did provide that his bonus for 2004 (payable in 2005) would at a minimum be $250,000 subject to further review by the Compensation Committee. The Committee decided that Mr. Dyer's actual bonus for 2004 would be $400,000 because, when it reviewed Mr. Dyer's transition to his new responsibilities during 2004 and the objectives for his first four months with the Company that the Board had discussed with him, the Committee was of the view that Mr. Dyer had exceeded its expectations in terms of the effort he made, and the results he achieved, in (1) familiarizing himself with the Company and its people, (2) the positive relationships he had developed with the Global Executive Committee members and with the other corporate staff group heads who report to him, (3) the strategic vision for the Company that he was beginning to develop and communicate to the Board and the Company's leadership and (4) contributing to the Company's strong financial and operating performance for 2004 as noted above.

      The Committee and Mr. Dyer have established his IPMP objectives for 2005, which relate principally to achievement of the budgeted earnings per share for 2005 that the Board has approved and the delivery of certain planned global business and infrastructure programs that are critical to the achievement of the Company's overall strategic plan.

      CERTAIN TAX MATTERS.

      United States tax laws limit the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance compensation, cannot be deducted. Jones Lang LaSalle considers ways to maximize the deductibility of executive compensation but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by Jones Lang LaSalle in the United States.


                           COMPENSATION COMMITTEE

                         Thomas C. Theobald (Chair)
                         Henri-Claude de Bettignies
                               Sir Derek Higgs
                              Sheila A. Penrose


                                                COMPENSATION TABLES

      The following tables and footnotes set forth information regarding the cash and other forms of compensation we paid in respect of performance during 2004, 2003 and 2002 to each person who served as the Company's chief executive officer during 2004 and to the five other members of the Company's Global Executive Committee, who constituted the other most highly compensated executive officers (the NAMED EXECUTIVE OFFICERS) during 2004.
Descriptions of the Company-sponsored plans under which such compensation was paid are provided following the tables in "Summary of Plans, Programs and Agreements."  As applicable, all amounts shown in the table have been converted to U.S. Dollars from the foreign currencies in which the compensation was actually paid.

                                            SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                          ------------------------    ------------------------
                                                                               AWARDS $
                                                                      ------------------------
                                                                      RESTRICTED    SECURITIES    ALL OTHER
                                                                        STOCK       UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION        YEAR     SALARY       BONUS (5)    AWARDS (6)     OPTIONS      SATION (7)
---------------------------        ----   ----------    ----------    ----------    ----------    ----------

Colin Dyer (1)                     2004      $255,769      $320,000    $1,380,000             0      $325,000
  President and Chief              2003            $0            $0            $0             0            $0
  Executive Officer                2002            $0            $0            $0             0            $0

Stuart L. Scott (2)                2004      $356,666      $845,595            $0             0        $8,720
  Interim President and Chief      2003      $270,000      $120,666       $37,708             0       $53,170
  Executive Officer                2002      $250,000      $114,000       $35,625             0      $290,348

Christopher A. Peacock (3)         2004       $17,700            $0            $0             0      $886,881
  Former President and Chief       2003      $400,000      $450,000      $130,000             0       $26,677
  Executive Officer                2002      $400,000      $360,000      $112,500        12,500       $24,077

Lauralee E. Martin (4)             2004      $370,000      $800,000      $596,350             0       $10,950
  Chief Operating and              2003      $340,000      $240,000      $205,000             0        $6,692
  Financial Officer                2002      $340,000      $147,200       $46,000        32,500            $0

Peter C. Roberts                   2004      $330,000    $1,100,000       $92,360             0       $67,500
  Chief Executive Officer,         2003      $330,000      $670,000       $97,500             0      $367,588
  Americas                         2002      $330,000      $280,000       $87,500        10,000      $300,897

Lynn C. Thurber
  Chief Executive Officer,         2004      $310,000    $1,062,101      $457,101             0       $13,000
  LaSalle Investment               2003      $310,000      $527,887      $222,637             0        $6,581
  Management                       2002      $310,000      $424,000      $132,500         5,000        $2,705





                                            ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                          ------------------------    ------------------------
                                                                               AWARDS $
                                                                      ------------------------
                                                                      RESTRICTED    SECURITIES    ALL OTHER
                                                                        STOCK       UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION        YEAR     SALARY       BONUS (5)    AWARDS (6)     OPTIONS      SATION (7)
---------------------------        ----   ----------    ----------    ----------    ----------    ----------

Robert S. Orr                      2004      $300,000      $740,000      $323,610             0       $46,620
  Chief Executive Officer,         2003      $250,000      $210,000      $122,500             0       $39,840
  Europe                           2002      $250,000      $100,000       $25,000         5,000       $37,350

Peter A. Barge                     2004      $300,000      $720,000      $317,360             0      $140,000
  Chief Executive Officer,         2003      $250,000      $338,855      $203,392             0      $146,250
  Asia Pacific                     2002      $250,000      $212,000       $66,250         9,000       $92,731


  (1)   Mr. Dyer was elected as President and Chief Executive Officer of the Company effective August 30, 2004.
        He was not employed by the Company in any capacity prior to that date in 2004 or during either of 2003 or
        2002.  Additional information is provided below under "Compensation Arrangements with Colin Dyer."

  (2)   Mr. Scott served as interim President and Chief Executive Officer of the Company from January 7, 2004 until August 30, 2004.  Mr. Scott served as the Chairman of the Board and a member of executive management during the remainder of 2004 and for all of both 2003 and 2002, and his compensation during those periods reflects such positions.  Additional information is provided below under "Compensation Arrangements with
        Stuart L. Scott."

  (3)   Mr. Peacock served as President and Chief Executive Officer, and as a member of the Board of Directors, of the Company for all of 2003 and 2002 prior to his resignation from all of such positions on January 7,
        2004.  Additional information is provided below under "Employment Arrangements with Mr. Peacock."

  (4)   Ms. Martin has served as our Chief Financial Officer since she joined the Company in January 2002.  In
        January 2005, she was appointed to the additional position of our Chief Operating Officer.  Her 2005 compensation will reflect her promotion and the additional responsibilities associated with her new position.

  (5)   (a)  Consistent with previous years' disclosure, the bonus amounts shown for 2004 were paid in March 2005 and relate to the achievement of performance objectives previously established for 2004.  As further explained in footnote (6)(a) below, certain of the bonus amounts shown in this column exclude the amounts deducted for purposes of the Stock Ownership Program which are instead included in the Restricted Stock
        Awards column.

        (b)  From the total amount of his bonus shown in the table for 2004, Mr. Roberts elected to defer $99,000 under the Company's Deferred Compensation Plan established for certain employees in the United States and described in more detail below under "Summary of Plans, Programs and Agreements."  Mr. Roberts elected to defer $53,600 from the total amount of his bonus shown in the table for 2003.





        (c)  A portion of Ms. Thurber's bonus payment showed in this column, $182,101 for 2004 and $83,877 for
        2003, was earned as part of the LaSalle Investment Management Long-Term Incentive Compensation Program
        described in more detail below under "Summary of Plans, Programs and Agreements."  Of each of the foregoing amounts, half was paid in cash during the year indicated and the other half will vest and be paid in cash 12 months after the grant provided Ms. Thurber has not voluntarily terminated her employment with the Company prior to that time.

   (6)  (a)  The Named Executive Officers, along with certain other officers, received a portion of their 2004,
        2003 and 2002 bonuses in the form of deferred shares under our Stock Ownership Program described below, except as indicated.  The portion of the bonus paid in deferred shares under the Stock Ownership Program is not included in the dollar value under Bonus, but the value of the deferred shares received (under the terms of the Program, based on the average trading price during the first business day of the calendar year in which the bonus was paid and giving effect to the 25% increase in value that we add to the amounts of bonuses that were paid in SOP Shares rather than in cash) is included in the above table under
        Restricted Stock Award(s).  The number of deferred shares received by each of the Named Executive Officers in 2004, 2003 and 2002, respectively, is as follows:

                                                                       Number of SOP Shares
                                                                -------------------------------
        Name                                                      2004        2003        2002
        ----                                                    -------     -------     -------

        Colin Dyer                                                2,677           0           0
        Stuart L. Scott                                               0           0       1,805
        Christopher A. Peacock                                        0           0       7,080
        Lauralee E. Martin                                        6,694       3,590       2,895
        Peter C. Roberts                                              0           0       5,507
        Lynn C. Thurber                                           7,364       6,642       8,339
        Robert S. Orr                                             6,192       1,197       2,177
        Peter A. Barge                                            6,024       5,069       2,643

        Half of the restricted shares reported above vest in 18 months and the other half vest in 30 months.
        Since he had previously resigned as our Chief Executive Officer and the terms of his Employment Agreement were renegotiated, Mr. Peacock was not paid a bonus in respect of 2004 and none of Mr. Peacock's bonus in respect of 2003 was deferred in restricted shares.

        In each of 2004 and 2003, as all participants are permitted to do under the internal stock ownership guidelines established under the Stock Ownership Program, Messrs. Scott and Roberts, each of whom had satisfied the ownership guidelines, elected to receive their bonuses entirely in cash and not to participate in the Stock Ownership Program for those years.





        (b)  Beginning in 2003, the Named Executive Officers received grants of restricted stock under our Stock
        Incentive Plan rather than stock options, which had been granted in previous years.  These restricted stock grants, the value of which is based upon the closing price of shares of our Common Stock on the date of grant, are included in the table under Restricted Stock Award(s) for 2004 and 2003.  The number of shares of restricted stock granted in 2004 and 2003 is set forth in the following table.  Half of the restricted shares reported below vest in 3 years and the other half in 5 years.  Additional grants of restricted stock have been made to certain of the Named Executive Officers during 2005 and will be reported in the Proxy Statement for our 2006 Annual Meeting.

        Name                                                      2004        2003
        ----                                                     ------      ------

        Colin Dyer (1)                                           40,000           0
        Stuart L. Scott                                               0           0
        Christopher A. Peacock                                        0      10,000
        Lauralee E. Martin                                       15,000      10,000
        Peter C. Roberts                                          4,000       7,500
        Lynn C. Thurber (2)                                           0           0
        Robert S. Orr                                             4,000       7,500
        Peter A. Barge                                            4,000       7,500

            (1)   Mr. Dyer's restricted stock grant was made in connection with the determination of his employment arrangements when he was elected as our Chief Executive Officer effective August 30,
                  2004.  His grant includes certain additional provisions and conditions which are described below under "Compensation Arrangements with Colin Dyer."

            (2)   See note (c) following with respect to Ms. Thurber, who received certain consideration under an alternative delivery mechanism.

        (c)  In 2003, Ms. Thurber received shares of restricted stock only in connection with the Stock
        Ownership Program and not in connection with the separate Stock Incentive Plan.  As more particularly explained below, while Ms. Thurber has participated in the LaSalle Investment Management Long-Term
        Incentive Compensation Program, she has not otherwise received grants of options or restricted stock under the Stock Incentive Plan. This column does include, however, shares of restricted stock originally valued at $182,101 that were granted to Ms. Thurber in 2005 and at $83,877 that were granted to her in 2004 under the LIM Compensation Program, in each case half of which will vest in
        24 months after grant and the other half of which will vest in 36 months after grant.

  (7)   (a)  The amount shown in this column for Mr. Dyer for 2004 reflects a "make-whole" payment to Mr. Dyer of
        $325,000 to compensate him for a bonus payment that he forfeited when he left his prior employer.
        Additional information is provided below under "Compensation Arrangements with Colin Dyer."

        The amount shown in this column for Mr. Peacock for 2004 represents the sum of (i) the compensation of
        $832,300 paid to him pursuant to his amended employment agreement after his resignation effective January
        7, 2004 from the positions of President and Chief Executive Officer, (ii) a pension allowance of $27,761 and (iii) allowances for transportation, communication and personal accounting expenses of $26,820.
        Additional information is provided below under "Employment Arrangements with Mr. Peacock."





        The other amounts in this column with respect to 2004 reflect (i) matching contributions by Jones Lang
        LaSalle to the Savings and Retirement Plan (the SAVINGS PLAN) qualified under Section 401(k) of the United
        States Internal Revenue Code of 1986 (as amended, the CODE) of $8,720 for Mr. Scott, $10,950 for
        Ms. Martin, $13,000 for Mr. Roberts and $13,000 for Ms. Thurber, (ii) international expatriate relocation reimbursements of $54,500 for Mr. Roberts, (iii) international expatriate relocation, living and tax expense reimbursements for Mr. Barge of approximately $140,000 and (iv) a pension allowance of $19,800 and allowances for transportation, communication and personal accounting expenses of $26,820 for Mr. Orr.

        (b)  The amounts in this column with respect to 2003 reflect (i) matching contributions by Jones Lang
        LaSalle to the Savings Plan of $3,000 for Mr. Scott, $6,692 for Ms. Martin, $6,050 for Mr. Roberts and
        $6,581 for Ms. Thurber, (ii) international expatriate tax equalization expenses of $50,170 for Mr. Scott,
        (iii) international expatriate relocation and living expenses reimbursements of $361,538 for Mr. Roberts,
        (iv) a pension allowance of $26,677 for Mr. Peacock, (v) international expatriate relocation, living and tax expenses and reimbursements for Mr. Barge of $146,250 and (vi) a pension allowance of $16,000 and allowances for transportation, communication and personal accounting expenses of $23,840 for Mr. Orr.

        (c) The amounts in this column with respect to 2002 reflect (i) matching contributions by Jones Lang
        LaSalle to the Savings Plan of $2,750 for each of Mr. Scott, Mr. Roberts and Ms. Thurber, (ii)
        international expatriate tax equalization expenses of $287,599 for Mr. Scott, (iii) international expatriate relocation and living expenses and reimbursements of $298,147 for Mr. Roberts, (iv) a pension allowance of $24,077 for Mr. Peacock, (v) international expatriate living and tax expenses and reimbursements for Mr. Barge in the amount shown in the table and (vi) a pension allowance of $15,000 and allowances for transportation, communication and personal accounting expenses of $22,350 for Mr. Orr.



                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

    We did not grant any stock options to the Named Executive Officers in 2004 and do not anticipate doing so during 2005.



                                           YEAR-END STOCK OPTION VALUES

    The following table sets forth certain information concerning options we granted to the Named Executive
Officers prior to 2004, including any exercises of such options during 2004 and the value of options owned on
December 31, 2004, when the price per share of our Common Stock at the close of trading on the New York Stock
Exchange was $37.41.

                                                          Number of Securities
                                                              Underlying              Value of Unexercised
                              Number of                  Unexercised Options at      In-The-Money Options at
                               Shares                       Fiscal Year-End              Fiscal Year-End
                              Acquired                 --------------------------   -------------------------
                                 on           Value                     Unexer-                     Unexer-
Name                          Exercise       Realized   Exercisable     cisable     Exercisable     cisable
----                         ----------      --------   -----------   -----------   -----------   -----------

Colin Dyer                            0            $0             0             0            $0            $0

Stuart L. Scott                  10,000       $95,000       130,834         1,666    $2,440,051       $23,874

Christopher A. Peacock           75,834    $1,032,349             0         4,166            $0       $59,699

Lauralee E. Martin                    0            $0        21,667        10,833      $398,490      $199,235

Peter C. Roberts                      0            $0        56,667         3,333    $1,022,288       $47,762

Lynn C. Thurber                       0            $0        55,834         1,666      $738,676       $23,874

Robert S. Orr                         0            $0        10,834         1,666      $236,476       $23,874

Peter A. Barge                        0            $0        10,000         3,000      $115,620       $42,990



                                     CO-INVESTMENT LONG-TERM INCENTIVE PLAN--
                              AWARDS COVERING FOUR-YEAR PERIOD FROM 2002 THROUGH 2005

      The following table sets forth certain information concerning units we granted to the Named Executive
Officers in 2002 through 2005 under the Co-Investment Long-Term Incentive Plan:

                            Number of                                         Estimated Future Payouts Under
                             Shares,      Performance or                        Non-Stock Price-Based Plan
                              Units       Other Period                      ----------------------------------
                            or Other      Until Maturation                                            Maximum
Name                        Rights (#)    or Payout                         Threshold      Target       (5)
----                        ----------    ----------------                  ----------    --------    --------

Colin Dyer (1)                       2    5 years from each grant date              $0     $83,000    $166,000
Stuart L. Scott                      0    n/a                                      n/a         n/a         n/a
Christopher A. Peacock (2)           2    5 years from each grant date              $0     $85,000    $170,000
Lauralee E. Martin (3)               3    5 years from each grant date              $0    $124,000    $248,000
Peter C. Roberts (3)                 3    5 years from each grant date              $0    $124,000    $248,000
Lynn C. Thurber (4)                  1    5 years from first grant date             $0     $41,000     $82,000
Robert S. Orr (3)                    3    5 years from each grant date              $0    $124,000    $248,000
Peter A. Barge (3)                   3    5 years from each grant date              $0    $124,000    $248,000
--------------------

   (1)      Mr. Dyer received one 2004 unit pursuant to the compensation arrangements made when he was hired and one 2005 unit.

   (2)      Mr. Peacock was granted one unit in each of 2002 and 2004.

   (3)      Each of Ms. Martin and Messrs. Roberts, Orr and Barge received one unit in each of 2002, 2004 and
            2005.

   (4)      After an initial grant in 2002, Ms. Thurber has not participated further in this Plan since she has participated in the separate LaSalle Investment Management Long-Term Incentive Compensation Program.

   (5)      As described below in the description of the plan under the caption "Summary of Plans, Programs and
            Agreements," the maximum amounts will ultimately be determined by the performance of certain real estate investment funds in the future, which cannot be estimated with certainty at this time.  The actual maximum amounts may therefore be greater than the estimated amounts shown above, but they are unlikely to be materially greater.  The target amount of each unit granted in 2002 was $41,000; the target amount for each unit granted in 2004 was $44,000; and the target amount for each unit granted in 2005 was $39,000.


                  SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS

      The following section describes the various Company-sponsored plans, programs and agreements under which we may pay compensation to our executive officers, including our Named Executive Officers and Directors. We have filed as exhibits to (or incorporated by reference in) our Form 10-K filed with the SEC for the year ended December 31, 2004 the legal documents pursuant to which certain of the plans, programs and agreements were established, and each of the following summaries is qualified in its entirety by reference to the actual terms of those plans.

MANAGEMENT INCENTIVE PLAN

      Professional and management employees, including the Named Executive Officers, receive a portion of their annual compensation in the form of incentive compensation (namely, a bonus). Such employees are assigned a target bonus, the payment of which is based upon an evaluation of performance against specific objective and subjective standards which vary from employee to employee. Performance against these standards may lead to receiving more than, or less than, the target bonus. Bonuses relating to performance during one calendar year are typically paid in the first quarter of the subsequent year after reviews are completed as part of the Company's Individual Performance Management Program (IPMP). Additionally, bonus payments may vary in a year when Jones Lang LaSalle's results are above or below the year's business plan. Further information regarding the bonuses paid to the Named Executive Officers is set forth above in "Compensation Committee Report on Executive Compensation."

AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

      Our Amended and Restated Stock Award and Incentive Plan (the STOCK INCENTIVE PLAN) provides for the grant of various types of stock-based compensation to eligible participants. The purpose of the Stock Incentive Plan is to promote the success of Jones Lang LaSalle's business in the best interests of its shareholders by providing incentives to those individuals who are or will be responsible for such success.

      The Stock Incentive Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 of the Exchange Act.

      The Stock Incentive Plan provides for the granting of stock options (OPTIONS), including "incentive stock options" (ISOs) within the meaning of
Section 422 of the Code, and nonqualified stock options (NQSOs). Options granted under the Stock Incentive Plan may be accompanied by stock appreciation rights, limited stock appreciation rights, or both (RIGHTS). Rights may also be granted independently of Options. The Stock Incentive Plan also provides for the granting of restricted stock and restricted stock units (RESTRICTED AWARDS), dividend equivalents, performance shares and other stock-and cash-based awards. Pursuant to the Stock Incentive Plan and as more fully described above under the caption "Director Compensation," (1) certain Options have been granted to Non-Executive Directors and (2) Non-Executive Directors are eligible to receive grants of Restricted Awards and may elect to receive additional Restricted Awards in lieu of their cash retainers. The Stock Incentive Plan also permits the Plan Administrator to make loans to participants in connection with the grant of awards, on terms and conditions determined solely by the Plan Administrator. However, in compliance with the Sarbanes-Oxley Act of 2002, new loans to Directors and the Named Executive Officers, among others, are prohibited by Company policy. Each award is evidenced by an agreement (an AWARD AGREEMENT) setting forth the terms and conditions applicable thereto.

Certain officers have received portions of their bonuses as Restricted Awards that constitute SOP Shares (as described below under "Stock Ownership Program").

      The Stock Incentive Plan is administered by the Compensation Committee, as Plan Administrator. Subject to the terms of the Stock Incentive Plan, the Plan Administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of Award Agreements, including the vesting schedule and exercise price of such awards. The Plan provides that, unless otherwise determined by the Plan Administrator, in the event of a change in control of Jones Lang LaSalle (as defined in the Stock Incentive Plan) awards under the Plan will, among other things, become fully vested on an accelerated basis as provided in the Plan.

      The number of shares originally reserved for issuance under the Stock Incentive Plan was 9,110,000. These shares may be authorized but unissued shares of Common Stock or shares which we have reacquired in the open market, in private transactions or otherwise. Since approximately 8,550,000 shares had been issued as of March 15, 2005, we are asking our shareholders, in the Proxy Statement, to approve the issuance of an additional 3,000,000 shares under the Stock Incentive Plan. See "Approval of Amendment to the Stock Award and Incentive Plan" below under "Proposal 3."

      Discretionary grants of awards under the Stock Incentive Plan may be made to any Director (including Non-Executive Directors), employee or any independent contractor of Jones Lang LaSalle or its direct and indirect subsidiaries and affiliates who the Plan Administrator determines to be eligible for participation in the plan. ISOs, however, may only be granted to employees of Jones Lang LaSalle and its subsidiaries.

      Options vest and become exercisable over the exercise period, at such times and upon such conditions, including amount and manner of payment of the exercise price, as the Plan Administrator determines and sets forth in a particular Award Agreement. The Plan Administrator may accelerate the exercisability of any outstanding Option at such time and under such circumstances as it deems appropriate. Options that are not exercised within 10 years (or such shorter term as the Plan Administrator may determine) from the date of grant, however, will expire without value. Options are exercisable during the optionee's lifetime only by the optionee. The Award Agreements contain provisions regarding the exercise of Options following termination of employment with Jones Lang LaSalle, including terminations due to the death, disability or retirement of an award recipient.

      Restricted Stock Units vest at such times and upon such conditions as the Plan Administrator determines and sets forth in the applicable Award Agreement. Historically, half of the Restricted Stock Units that are granted on an annual basis to key employees as part of our compensation program vest in 3 years after grant and the other half in five years. Half of the Restricted Stock Units that have been issued under our Stock Ownership Program (further described below) vest in 18 months and the other half in 30 months. Restricted Stock Awards may not be transferred except under the laws of distribution after an employee's death. The Plan Administrator may accelerate the vesting of Restricted Stock Units at such time and under such circumstances as it deems appropriate. The Award Agreements contain provisions regarding the vesting of Restricted Stock Awards following termination of employment with or service to Jones Lang LaSalle, including terminations due to the death, disability or retirement of an award recipient.

      As described in the Summary Compensation Table above, certain of the Named Executive Officers received Options prior to 2003, Restricted Stock Awards in 2003 and 2004 and, it is anticipated, will continue to receive Restricted Stock Awards as part of their regular compensation packages for services rendered as executive officers. As described above under "Director Compensation," Jones Lang LaSalle's Non-Executive Directors received annual grants of Options during and prior to 2003 and will receive annual grants of Restricted Awards in 2004 and thereafter as part of their regular compensation package for services rendered as Directors.

EMPLOYEE STOCK PURCHASE PLAN

      Our Employee Stock Purchase Plan (the STOCK PURCHASE PLAN) provides an opportunity for persons employed by Jones Lang LaSalle and designated subsidiaries in the United States, including those of our Named Executive Officers who are eligible, to purchase shares of Common Stock through voluntary automatic payroll deductions. The Stock Purchase Plan thereby seeks to help attract, retain and reward our people and strengthen the mutuality of interests between them and our shareholders. On December 31, 2004, approximately 700 of our employees were participating in the Stock Purchase Plan.

      The Stock Purchase Plan currently provides that an aggregate of 1,750,000 shares of Common Stock may be sold pursuant to the Plan, subject to adjustment in certain events. This reflects the approval we obtained from our shareholders at our 2004 Annual Meeting to increase the number of shares authorized for issuance under the Plan by 750,000.

      The Stock Purchase Plan provides that separate accounts will be established for each participant (PAYROLL DEDUCTION ACCOUNTS). With the amounts credited to each such separate account, a participant will have the opportunity to purchase as many shares of Common Stock as he or she is eligible to purchase. Participants may purchase shares only through voluntary, automatic payroll deductions, and cash contributions will not be permitted. The purchase price for shares of Common Stock will not be less than the lesser of (1) an amount equal to 85% of the closing price of the shares of Common Stock at the beginning of the Offering Period (as defined below) or (2) an amount equal to 85% of the closing price of shares of Common Stock on the date the shares are purchased. The Stock Purchase Plan is administered by the Compensation Committee, as Plan Administrator, which has the authority to establish a different purchase price as long as such price complies with the provisions of Section 423 of the Code and the corresponding Treasury regulations.

      Unless otherwise determined by the Plan Administrator, the Stock Purchase Plan will be implemented by establishing consecutive six-month offering periods (each, an OFFERING PERIOD), with a new Offering Period commencing on the first trading day on or after the first day of each January and July during the term of the Stock Purchase Plan. The Committee will have the power to change the duration of the Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Stock Purchase Plan (or such other trading date as determined by the Plan Administrator) will constitute the purchase date on which each participant will purchase his or her appropriate number of shares (the SHARE PURCHASE DATE).

      Notwithstanding the foregoing, Jones Lang LaSalle will not permit the exercise of any right to purchase shares of Common Stock (1) by any employee who immediately after the right is granted would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of Jones Lang LaSalle or any subsidiary; or (2) which would permit an employee's rights to purchase shares under the Stock Purchase Plan, or under any other qualified employee stock purchase plan maintained by Jones Lang LaSalle, to accrue at a rate in excess of $25,000 in fair market value (as determined on the first day of the Offering Period) for each calendar year. Employees who have not been employed for at least one year and certain part-time employees are not eligible to participate in the Stock Purchase Plan.

      Section 424(d) of the Code will be applied to determine the stock ownership of a participant in the Plan, and the shares that a participant may purchase under outstanding rights or options will be treated as shares owned by the participant.

      If a participant's employment is terminated for any reason, if a participant dies, if a participant is granted a leave of absence of more than 90 days duration, or if a participant otherwise ceases to be eligible to participate in the Stock Purchase Plan, payroll deductions will cease and any amounts then credited to his or her Payroll Deduction Account will be refunded to the participant as soon as practicable. Employees are, however, always fully vested in all shares which have previously been purchased for their accounts.

      The Stock Purchase Plan may be amended at any time, provided that no such amendment will be effective unless approved by the shareholders if such approval is necessary to comply with either Section 423 of the Code or the Exchange Act. We may suspend or discontinue the Stock Purchase Plan at any time. We intend the Stock Purchase Plan to meet the requirements of
Section 423 of the Code.

STOCK OWNERSHIP PROGRAM

      Under our STOCK OWNERSHIP PROGRAM, executive officers, including the Named Executive Officers, and certain other officers receive up to 20% of their annual bonuses in Restricted Stock Awards (SOP SHARES) out of the Stock Incentive Plan rather than in cash. The SOP seeks to link the interests of our employees to those of our shareholders. The amount of bonus paid in SOP Shares varies with the level of the participant. We increased by 25% the amounts of the 2004, 2003 and 2002 bonuses that were paid in SOP Shares rather than in cash. The number of shares allocated to a participant is determined by the number of shares of our Common Stock that could have been purchased at the closing price per share as of the first trading day of the January preceding the date of the related bonus payment. Fifty percent of the SOP Shares vest and will be issued eighteen months after the end of the year to which the bonus is attributable (namely, July 1, 2006 with respect to 2004 bonuses), and the remaining 50% will vest and be issued thirty months after such year (namely, July 1, 2007 with respect to 2004 bonuses). At our discretion, we may pay employees cash in the amount of the fair market value of SOP Shares that vest rather than issue shares to them. Dividends, if any, paid with respect to SOP Shares prior to vesting will be reinvested in further SOP Shares having the same vesting date, and a participant will also receive further SOP shares in the case of a stock split or stock dividend. A participant who is terminated for cause (as defined in the Stock Incentive Plan) or who voluntarily resigns his or her employment will forfeit any SOP Shares which have not vested. If a participant's employment terminates by reason of death, disability or special circumstances (as defined by the Plan Administrator), SOP Shares will continue to vest on their normal schedule; however, in such cases the Compensation Committee, as Plan Administrator, may choose to accelerate vesting. SOP Shares vest immediately upon an employee's approved retirement. In the event of a change in control of Jones Lang LaSalle (as defined in the Stock Incentive Plan), all SOP Shares will become fully vested on an accelerated basis as provided in the Plan.

      Employees may opt out of further participation in the SOP if they hold shares in the Company whose value exceeds certain minimum stock ownership guidelines that are based on different values for different officer levels. Employees who are among our International Directors, which includes our Chief Executive Officer and the other Named Executive Officers, my opt out when they hold shares equal in value to four times their annual base salaries; those who are Regional Directors may do so at three times their annual base salaries; and National Directors may do so at two times their annual base salaries.

UK SAVINGS RELATED SHARE OPTION PLAN

      Our Savings Related Share Option (UK) Plan (the UK SHARE PLAN) provides an opportunity for the employees of Jones Lang LaSalle Europe Limited, a wholly-owned indirect subsidiary of Jones Lang LaSalle operating in the United Kingdom, and any qualified subsidiaries, to purchase shares of our Common Stock using accumulated savings from payroll deductions. The UK Share Plan seeks to help attract, retain and reward those employees and strengthen the mutuality of interests between them and our shareholders. The Plan is intended to meet the requirements of Schedule 9 of the UK Income and Corporation Taxes Act 1988 (ICTA).

      The Compensation Committee administers the UK Share Plan. The Committee is authorized, subject to the provisions of the UK Share Plan, to establish any rules and regulations for the proper administration of the Plan, to make determinations and interpretations, and to take any actions in connection with the Plan that it deems necessary or advisable. Our Board of Directors may at any time and for any reason amend, suspend or discontinue the UK Share Plan.

      Subject to the adjustment provisions in the UK Share Plan (dividend or distribution, stock split, recapitalization, combination or exchange of shares, or a merger, consolidation or other corporate reorganization), we were originally authorized to issue up to 500,000 shares of our Common stock under the UK Share Plan. These shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased on the open market or from private sources. As the result of an initial offering in 2001, we issued approximately 220,000 shares under the UK Share Plan, and options for an additional approximately 106,000 shares were subscribed pursuant to a second offering in 2005. A total of 493 employees subscribed for shares under the 2001 offering and a total of 458 employees have subscribed for shares under the 2005 offering. Robert S. Orr, one of our Named Executive Officers, has elected to participate in the 2005 offering.

      All employees, including any full-time director, of Jones Lang LaSalle Europe Limited and of each qualified subsidiary are eligible to participate in the UK Share Plan except for (1) employees who have been employed for less than six months at the date of invitation and
(2) employees who are not chargeable to income tax in the United Kingdom under Case 1, Schedule E of ICTA. At the election of the participant, the UK Share Plan provides a savings period of both thirty-six months and sixty months. Participants' savings are used at the end of the savings period to purchase the appropriate number of shares. Jones Lang LaSalle will establish an account for each participant in the UK Share Plan, and will credit all payroll deductions made to this account. A participant may withdraw from a savings period at any time. Once the participant has withdrawn there is no opportunity to resume participation for that savings period. The administrator of the UK Share Plan will make any repayment of savings to the participant if so requested. A guaranteed tax-free bonus amount is allocated to the savings account which serves as the equivalent of a fixed rate of interest to be earned by the participants, provided the participant has continued to save for the full savings period.

      Participant options may be exercised in whole or in part following the earliest of (1) the end of the savings period, (2) the death of the participant, (3) the participant ceasing to be in employment by reason of retirement, injury, disability or redundancy, (4) the participant ceasing to be employed due to a change in control of the company or the business in which the participant is employed, (5) the participant reaching the age of sixty-five and continuing to be employed, and (6) the date on which an option becomes exercisable pursuant to a takeover, reconstruction or voluntary winding up of Jones Lang LaSalle Europe Limited. An option will lapse to the extent it has not been exercised by the earliest of (1) the expiration of six months from the end of the savings period, (2) the expiration of twelve months after death (or twelve months from the end of the savings period if death occurred during the six months following the end of the savings period), or (3) the expiration of six months following retirement, injury, disability, redundancy or change of control. Rights granted under the UK Share Plan may not be transferred by the participant in any way (other than by will or the laws of descent and distribution) and are exercisable during the participant's lifetime only by the participant.

      The purchase price for shares of Common Stock will be the price in U.S. Dollars for the acquisition of a share underlying any option, but will not be less than an amount equal to 85% of the average of the high and low prices of shares of Common Stock as listed by the New York Stock Exchange on a date which will be no more than forty-two days before the date options are granted. Inland Revenue rules provide that shares purchased under an approved Sharesave plan can be purchased at a discount of not more than 20% of the market price on the date of grant. However, the Company determined that 15% is appropriate given the similar discount provided to participants in the Stock Purchase Plan for United States employees.

CO-INVESTMENT LONG-TERM INCENTIVE PLAN

      Our Co-Investment Long-Term Incentive Plan (the CO-INVESTMENT PLAN) has been designed to provide the group of approximately 135 of our senior leaders around the world, known as our International Directors, with the opportunity to benefit on a notional basis from real estate investments made by the Company on their behalf through its LaSalle Investment Management business. The Co-Investment Plan seeks to (1) help the Company retain its most senior people, (2) increase their efforts on behalf of the Company and to promote its success in the interests of our shareholders and
(3) align the interests of participants with those of the Company's real estate investment clients.

      The Co-Investment Plan was originally established for investments to be made over a three-year period starting on January 1, 2002, with an initial notional allocation by the Company of $5 million among those employees who were International Directors on that date. An additional
$5 million was earmarked to be invested in the Co-Investment Plan for the International Directors in place on each of January 1, 2003 and January 1, 2004 if the Company achieved a certain performance level during the respective previous years. The Company did not achieve the required level of performance during 2002 with the consequence that no investment was made in 2003. The Company did achieve the required level of performance in 2003 and so a second investment was made in 2004. In October 2004, our Board extended the Co-Investment Plan for one additional investment allocation to be made in 2005 in the event the Company achieved a certain performance level during 2004. Since the Company did achieve the required level of performance during 2004, a third notional investment of $5 million has been made in 2005.

      A participant vests in the portion of his or her notional investment account upon the earlier of (1) five years from the date as of which each allocated investment is made, (2) retirement, (3) death or permanent disability or (4) a change in control of the Company. Termination of employment for any reason other than those set forth in the prior sentence results in a forfeiture of all of a participant's interests in the Co-Investment Plan. The value of a participant's account is determined by the performance of particular real estate funds managed by LaSalle Investment Management. The Co-Investment Plan is administered under the authority of the Compensation Committee.

      While they have participated in the separate LaSalle Investment Long-Term Incentive Compensation Program described below, certain of our International Directors, including Lynn C. Thurber, one of our Named Executive Officers, have not also participated in the Co-Investment Plan. Beginning in 2005, International Directors who are employees of LaSalle Investment Management in certain countries where permitted, including Ms. Thurber, have been allowed to make investments from their own funds, either directly or, if otherwise eligible, through our United States Deferred Compensation Plan described below, the returns on which will be calculated as if they were grants made under the Co-Investment Plan.

LASALLE INVESTMENT MANAGEMENT LONG-TERM COMPENSATION PROGRAM

      One of our Named Executive Officers, Lynn C. Thurber, participates in the LaSalle Investment Management Long-Term Compensation Program (the LIM COMPENSATION PROGRAM), as a result of which she has not also participated in the 2004 or 2005 allocation for the Co-Investment Plan and, other than through the Stock Ownership Program, did not also receive awards of stock options or restricted stock under the Stock Incentive Plan. Ms. Thurber did not receive any payments during 2003 under the LIM Compensation Program. Her first payment under the LIM Compensation Program was earned and paid in 2004 in respect of performance during 2003 and was reported in the 2004 Proxy Statement for the first time.

      Our Compensation Committee established the LIM Compensation Program during 2002, with the first measurement year being 2003 and the first payments being made in 2004. We designed the Program to provide certain executives of LaSalle Investment Management (LIM), one of our four principal operating segments, with (1) an opportunity to further align their interests with those of our shareholders, (2) a long-term retention incentive, (3) an incentive to grow LIM's core advisory revenues and margins and (4) an incentive to achieve LIM's performance and incentive fee projections. Like Ms. Thurber, other LIM executives who have participated in this Program have not also participated either in the Co-Investment Plan or in the Stock Incentive Plan (other than the SOP component thereof).

      The Program is designed to determine a fixed bonus amount to be paid during each of the years 2004 through 2008 in respect of respective performance targets established for each of the years 2003 through 2007. One-quarter of each bonus amount, once determined, will be paid in cash during the first year promptly after determination, one-quarter will be paid in cash twelve months later, one-quarter will be paid in restricted stock that vests 24 months later and one-quarter will be paid in restricted stock that vests 36 months later. Since the performance period for the fixed bonus amount determined in one year relates only to the immediately preceding year, payments under the Program to Ms. Thurber (and any other Named Executive Officer who may participate in the Program in the future) will be reported as Other Annual Compensation (with respect to the cash portion) and as Restricted Stock in the Summary Compensation Table rather than as long-term incentive plan payouts.

      The payout earned and paid in a given year is based on whether LIM clears certain margin and growth rate hurdles for the immediately preceding calendar year. The amount of the payout is then made out of a pool of cash flow that exceeded the hurdle amounts to those executives who were granted a fixed number of participant points (out of a total of 100) against the pool. If an employee forfeits his or her points due to voluntary termination, that employee's participant points will be reallocated to other participants in the Program.

      In order to receive each portion of the bonus, participants must be employed by the Company at the time of payment (subject to exceptions in the cases of involuntary termination without cause, death or disability), meaning that a participant forfeits unvested amounts of cash or restricted stock if he or she voluntarily terminates employment or is terminated with cause or for documented poor performance. Unvested cash and stock will vest immediately on an accelerated basis and be distributed upon a change in control.

UNITED STATES SAVINGS AND RETIREMENT PLAN

      Our United States Savings and Retirement Plan (the SAVINGS AND RETIREMENT PLAN) is a defined contribution plan qualified under
Section 401(k) of the Code. Subject to certain limitations under the Code, we make matching contributions to each eligible participant's account in an amount equal to 100% of the first three percent of the participant's pre-tax contributions to the Plan and 50% on the next two percent of such pre-tax contributions. A participant does not become eligible to receive the Company's matching payments unless he or she has completed at least
1,000 hours of service during the 12-month period beginning on the date of hire or during any Plan year that begins after the date of hire. Matching contributions begin on the January 1 or July 1 following completion of one full year of service. Participants are vested in all amounts in their Plan accounts. Those of our Named Executive Officers who are United States taxpayers are eligible to participate in the Savings and Retirement Plan and any matching contributions we make on their behalf are reported on the Summary Compensation Table above.

SEVERANCE PLANS

      UNITED STATES. We currently maintain a Severance Pay Plan for full time employees, including executive officers, who provide services to Jones Lang LaSalle or certain subsidiaries in the United States. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment due to a permanent reduction in work force, job elimination or the permanent shutdown of a facility, department or subdivision, and also must meet all of the conditions of the Severance Pay Plan. Severance benefits include Base Severance, comprised of one-half month of base pay (not including target bonus) in effect at the time of the employment termination, and Enhanced Severance, provided the employee executes a Severance Agreement and General Release in favor of Jones Lang LaSalle. Enhanced Severance is comprised of enhanced severance pay, which is a multiple of base pay, based on an employee's position level and length of service, reimbursement for certain COBRA costs and outplacement for professional employees. The maximum benefit under the Plan would be 15 months of base pay. For employees terminated after June 30 of any given year and before bonuses are paid for the year in which they are terminated, Enhanced Severance also may include a bonus payment, calculated as a prorated share of the employee's target bonus for the year of termination, subject to Jones Lang LaSalle's then existing practice of determining discretionary bonus payments.

      Under our Severance Pay Plan, in addition to the other benefits available under the Plan, each of the members of our Global Executive Committee, which currently consists of our Global Chief Executive Officer, Global Chief Operating and Financial Officer and the Chief Executive Officers for each of our four operating segments, namely the Americas, Europe, Asia-Pacific and LaSalle Investment Management, would be eligible to receive twelve months of base salary as Enhanced Severance if his or her employment is involuntarily terminated by the Company without cause and not as the result of any of the other circumstances set forth above.

      UNITED KINGDOM AND OTHER COUNTRIES. Jones Lang LaSalle is obligated to make statutory payments to employees, including executive officers, employed in the United Kingdom who are terminated for reasons of redundancy. For an executive officer who is made redundant, the required payment would be calculated according to a formula, set by the United Kingdom government, based on age and length of service. Additionally, any payments provided for in the executive officer's contract of employment would be made. Similar circumstances may exist in other countries where executive officers reside.


UNITED STATES DEFERRED COMPENSATION PLAN

      Effective for compensation paid on and after January 1, 2004, we have established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above (the DEFERRED COMPENSATION PLAN). The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program under which the eligible participants, including those of our Named Executive Officers who are subject to United States income tax, may voluntarily elect to defer up to 75% of their base salaries, up to 100% of their annual bonuses and up to 100% of their restricted stock grants under the Stock Incentive Plan or the Stock Ownership Plan. Member of our Board of Directors are eligible to participate in the Deferred Compensation Plan with respect to their Director fees.

      The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future and, as such, are subject to the claims of other creditors in the event of insolvency proceedings. Gains and losses on deferred amounts are credited based upon the performance of a variety of investment choices selected by the participants. A participant's account may or may not appreciate depending upon the investment choices of each participant and their relative performance. Participants may elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company.

EMPLOYMENT ARRANGEMENTS WITH CHRISTOPHER A. PEACOCK

      Prior to his resignation on January 7, 2004 as our President, Chief Executive Officer and a member of our Board of Directors, Christopher A. Peacock was a party to a Senior Executive Service Agreement (the EMPLOYMENT AGREEMENT) providing the terms of his employment with Jones Lang LaSalle. The Employment Agreement was consistent with the form generally used with other senior executives employed in the United Kingdom. The Employment Agreement provided for a minimum level of base salary of <pound sterling>260,000, participation in bonus arrangements established by Jones Lang LaSalle and certain other benefits. The Employment Agreement required Mr. Peacock to dedicate all of his employment time and attention to his work with Jones Lang LaSalle and prohibited him from having any other employment. Additionally, the Employment Agreement provided for certain restrictions on his business activities following termination of his employment. The Employment Agreement was terminable by Jones Lang LaSalle on twelve months notice and by Mr. Peacock on six months notice.

      Under an agreement executed in 2004 that amended the Employment Agreement (and was filed with the SEC with the Company's Form 10-Q for the quarter ended March 31, 2004), Mr. Peacock and the Company agreed that he would remain employed by the Company until April 9, 2005 following an extended notice period further to his resignation from the positions described above. During such period, at the request of the Company, Mr. Peacock will provide various consulting services to the Company, will assist in the transfer of his employment duties and will provide transition support for key client relationships (including attending and hosting client relationship functions). Additionally, the various employee and customer non-solicitation provisions and the non-competition provisions in the Employment Agreement were extended to remain in effect during such period.

      The Employment Agreement provides that Mr. Peacock shall receive $850,000 on an annual basis until April 9, 2005 as well as benefits consistent with past practice. The Employment Agreement further provides that all outstanding equity awards previously granted to Mr. Peacock under the Stock Incentive Plan (including the SOP) and the Co-Investment Plan shall continue to vest in accordance with their original terms until December 31, 2004, at which time all unvested awards would fully vest except that option grants would continue to vest until April 9, 2005 and would be governed by the retirement provisions thereof. All unvested awards will be forfeited, however, in the event Mr. Peacock is terminated for cause or if he breaches any of his representations or covenants made in the Employment Agreement.

COMPENSATION ARRANGEMENTS WITH STUART L. SCOTT

      Under an agreement that we filed with SEC in 2004, we established Mr. Scott's compensation for 2004 both for his service to the Company as an executive Chairman of the Board of Directors and as our interim Chief Executive Officer. The agreement sets forth his duties as Chairman of the Board and also establishes his objectives as Chief Executive Officer and the methodology under which his actual bonus would be determined against his target. For that portion of 2004 during which he served only as Chairman, the agreement provided that Mr. Scott would receive a base salary on an annualized basis of $270,000 and have a bonus target on an annualized basis of $80,000. For that portion of 2004 during which he also served as our interim Chief Executive Officer, the agreement provided that Mr. Scott would instead receive a total base salary on an annualized basis of $400,000 and have a bonus target on an annualized basis of $600,000. Mr. Scott's compensation for serving as Chairman only was paid during the periods of January 1, 2004 through January 7, 2004 and from September 1 through December 31, 2004. His compensation for serving as both Chairman and interim Chief Executive Officer was paid during the period of January 8, 2004 through August 30, 2004.

      LaSalle Investment Management has retained Mr. Scott for certain services in 2005 relating to his continued membership on the boards of directors of investment funds, membership on the advisory boards of certain additional investment funds, assistance in relationship management with respect to certain clients and participation in various events with employees and in mentoring employees. LaSalle Investment Management has agreed to compensate Mr. Scott for these services at the rate of $60,000 annually plus reimbursement of expenses incurred in the performance of his responsibilities and provision of administrative assistance.

COMPENSATION ARRANGEMENTS WITH COLIN DYER

      Under an agreement that we filed with the SEC in 2004, we established certain terms and conditions with respect to our employment of Colin Dyer as our Chief Executive Officer. The principal elements of that agreement insofar as they related to Mr. Dyer's compensation are as follows:

      BASE SALARY. We agreed to pay Mr. Dyer a base salary of $750,000 per annum through December 31, 2005, after which it be subject to adjustment by the Compensation Committee in accordance with our normal procedures in effect from time to time with respect to the establishment of executive compensation generally and based on his individual performance, the financial performance of the Company and market considerations generally, except that both Mr. Dyer's base salary and his annual target bonus opportunity referred to below for 2006 and thereafter will be no less than his base salary and target bonus opportunity for 2005.

      ANNUAL BONUS. During his employment, Mr. Dyer will be eligible to receive an annual bonus under the Company's annual bonus program. His target bonus for the remainder of the calendar year 2004 after his election effective August 30, 2004 was established at $250,000, to be paid in no less than such amount in 2005 at the same time as we generally pay bonuses.

We established Mr. Dyer's target bonus for calendar year 2005 to be $750,000, payable in 2006 at the same time as we generally pay bonuses.
For calendar year 2006 and after, the Compensation Committee will establish his annual target bonus amounts as set forth below.

      Subject to the minimum guaranteed amount for 2004 set forth above, the payment of Mr. Dyer's bonus will be established annually by our Compensation Committee and will be based on the Committee's evaluation of his performance against specific objective and subjective standards that will be developed in accordance with the Company's Individual Performance Management Program and on the overall performance of the Company. A consideration of these factors may lead to his receiving more than, or less than, his target bonus amounts. If Mr. Dyer leaves the firm involuntarily for any reason other than Cause (as defined in his agreement), or if he dies or becomes totally and permanently disabled, in any case prior to August 30, 2008, he will be paid a pro rata portion of his target annual bonus for the applicable year.

      2004 MAKE-WHOLE BONUS PAYMENT. In addition to the Annual Bonus payable in respect of 2004 as set forth in the foregoing section, the Company agreed to pay Mr. Dyer a make-whole bonus amount (MAKE-WHOLE BONUS) to the extent that his actual bonus paid by his former employer in respect of 2004 was less than his target bonus at such employer, provided, however, that in no event would the Make-Whole Bonus exceed $325,000. As that condition was met, we paid the full amount of the Make-Whole Bonus to Mr. Dyer during 2004.

      RESTRICTED STOCK. In connection with the execution of his agreement, Mr. Dyer was granted 40,000 shares of Restricted Stock under the Stock Incentive Plan, one half of which will vest on August 30, 2007 and the other half of which will vest on August 30, 2009.

      In addition to the foregoing, if the Company has met its objectives for 2005 as established by the Board, then the Company has agreed to grant Mr. Dyer no less than 20,000 additional shares of Restricted Stock under the Stock Incentive Plan promptly after the Board has determined in its discretion during 2006 that such objectives have been met. One-half of this grant would vest on January 1, 2008 and one-half would vest on January 1, 2010. For 2006 and thereafter, the Board or its Compensation Committee will annually establish Mr. Dyer's equity-based compensation award levels according to his individual performance, the financial performance of the Company, and market considerations generally.

      All equity-based compensation awards made to Mr. Dyer that remain unvested at such time as his employment may be terminated by the Company without Cause shall automatically become fully vested and remain exercisable for the lesser of three years or the remaining full term of the option or other award.

      SEVERANCE PROVISIONS. Mr. Dyer is eligible for severance payments under the terms of, and subject to the conditions to, the Severance Pay Plan described above as applicable to the members of our Global Executive Committee, except that in the event Mr. Dyer's employment is terminated prior to August 30, 2008 under circumstances for which he would otherwise be eligible to receive severance, then the amount of severance he would receive will equal two years of base salary and target bonus rather than one.

      FRINGE BENEFITS. Mr. Dyer is entitled to the fringe benefits generally available to the Company's employees located in the United States and to our tax equalization policy which provides certain protection against taxation in multiple jurisdictions. In addition, we agreed to pay for certain legal and other services relating to Mr. Dyer's employment arrangements, tax return preparation in multiple jurisdictions and visa matters.


EMPLOYMENT AGREEMENT WITH ROBERT S. ORR

      As is customary with respect to our other senior executives employed in the United Kingdom, Robert S. Orr, one of our Named Executive Officers, is a party to a Senior Executive Service Agreement (EMPLOYMENT AGREEMENT) providing terms of his employment with Jones Lang LaSalle. The Employment Agreement is in a form used generally with other senior executives employed in the United Kingdom. The Employment Agreement provides for a minimum level of annual base salary in the amount of <pound sterling>162,500, participation in bonus arrangements established by Jones Lang LaSalle and certain other benefits. It requires Mr. Orr to dedicate his whole time and attention to his work with Jones Lang LaSalle and prohibits him from having any other employment. Additionally, it provides for certain restrictions on his business activities following termination of employment with Jones Lang LaSalle. The Employment Agreement may be terminated by Jones Lang LaSalle on twelve months notice and by Mr. Orr on six months notice. If Jones Lang LaSalle terminates Mr. Orr's employment other than for reasons specified in the Employment Agreement, Mr. Orr would be entitled to twelve months of salary and the value of other benefits provided for in the Employment Agreement.

                    EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2004 with respect to shares of our Common Stock that are issuable under our equity compensation plans as described above:

                                                              (c)
                                                           Number of
                                                          Securities
                        (a)                                Remaining
                    Number of              (b)           Available for
                 Securities to be   Weighted-Average    Future Issuance
                   Issued Upon          Exercise         Under Equity
                   Exercise of          Price of      Compensation Plans
                    Outstanding      of Outstanding       (Excluding
                 Options, Warrants  Options, Warrants    Securities in
Plan Category       and Rights         and Rights         column (a))
-------------    -----------------  ----------------  ------------------

Equity Compen-
sation Plans
Approved by
Security
Holders:

 Stock Incen-
  tive Plan (1)      5,038,000             $24.14          1,491,000

 Stock Purchase
  Plan                      --                 --            618,000
                     ---------                             ---------
  Subtotal           5,038,000                             2,109,000
                     ---------                             ---------

Equity Compen-
 sation Plans
 Not Approved
 by Security
 Holders:

 UK Share Plan         220,000             $13.63            280,000
 Subtotal              220,000                               280,000
                     ---------                             ---------

Total                5,258,000                             2,389,000
                     =========                             =========

(1)   Includes restricted stock awards made under the Stock Ownership
      Program (SOP).

                       COMMON STOCK SECURITY OWNERSHIP
                 OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning the beneficial ownership of our Common Stock, which constitutes the only outstanding voting securities and equity securities of Jones Lang LaSalle, as of March 25, 2005 (except where otherwise noted) by: (1) each Director and Director nominee of Jones Lang LaSalle; (2) each of the Named Executive Officers; (3) the Directors, Director nominees and executive officers of Jones Lang LaSalle as a group; and (4) each person who is known to Jones Lang LaSalle to have been the beneficial owner of more than five percent of our Common Stock. On March 25, 2005, there were 33,972,089 shares of Common Stock outstanding.

      The table includes shares which the indicated individual had the right to acquire through stock options granted under the Stock Incentive Plan and which were exercisable on March 25, 2005 or which would become exercisable within 60 days of that date. It also includes shares the receipt of which certain of our Directors have deferred under a deferred compensation program described above under "Director Compensation". The table does not include unvested restricted stock units issued under the Stock Incentive Plan, since none of such units or shares carries voting or investment power. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

                                                         Shares of
                                                       Common Stock
                                                    Beneficially Owned
                                                  ----------------------
Names of                                                      Percent of
Beneficial Owners (1)                               Number     Class (%)
---------------------                             ----------  ----------

Ariel Capital Management, Inc. (2)                 8,016,510       23.60
The Dai-ichi Mutual Life Insurance Company (3)     2,199,162        6.47
Henri-Claude de Bettignies (4)                        48,385        0.14
Darryl Hartley-Leonard (4)                            68,638        0.20
Sir Derek Higgs (4)                                   16,000        0.05
Sheila A. Penrose (4)                                 17,717        0.05
Thomas C. Theobald (4)(5)                             92,463        0.27
Colin Dyer                                                 0           0
Stuart L. Scott (4)(6)(7)                            219,675        0.65
Christopher A. Peacock (4)                            80,650        0.24
Lauralee E. Martin (4)                                36,130        0.11
Peter C. Roberts (4)                                 124,615        0.37
Lynn C. Thurber (4)(7)                               132,967        0.39
Robert S. Orr (4)                                    106,083        0.31
Peter A. Barge (4)                                    29,737        0.09
All Directors, Director nominees and
  executive officers as a group
  (17 persons) (7)                                   997,326        2.94
--------------------

  *   Less than 1%

(1) Unless otherwise indicated, the address of each person or entity is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2) Information with respect to beneficial ownership of Ariel Capital Management, Inc. (ARIEL) is included herein in reliance on a
      Schedule 13G, dated December 31, 2004 and filed with the SEC on February 14, 2005. The address of Ariel Capital Management Inc. is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601. Ariel has sole voting power with regard to 6,193,740 shares and sole dispositive power with regard to 8,016,510 shares.

(3) Information with respect to beneficial ownership of The Dai-ichi Mutual Life Insurance Company is included herein in reliance on a
      Schedule 13G, dated September 28, 2001 filed with the SEC on February 11, 2002. The address of The Dai-ichi Mutual Life Insurance Company is 13-1 Yurakucho, 1-chome, Tokyo, Japan 100.

(4) Includes the following shares which each individual had the right to acquire through stock options granted under the Stock Incentive Plan which were exercisable on March 25, 2005 or which would become exercisable within 60 days of that date.

                                                         Number of
      Name                                                Shares
      ----                                              ----------
      Stuart L. Scott . . . . . . . . . . . . . . . .      132,500
      Christopher A. Peacock. . . . . . . . . . . . .        4,166
      Henri-Claude de Bettignies. . . . . . . . . . .       43,282
      Darryl Hartley-Leonard. . . . . . . . . . . . .       46,322
      Sir Derek Higgs . . . . . . . . . . . . . . . .       16,000
      Lauralee E. Martin. . . . . . . . . . . . . . .       32,500
      Sheila A. Penrose . . . . . . . . . . . . . . .       10,806
      Peter C. Roberts. . . . . . . . . . . . . . . .       35,000
      Thomas C. Theobald. . . . . . . . . . . . . . .       40,516
      Lynn C. Thurber . . . . . . . . . . . . . . . .       57,500
      Peter A. Barge. . . . . . . . . . . . . . . . .       13,000
      Robert S. Orr . . . . . . . . . . . . . . . . .       12,500

(5) 2,000 of the shares listed are held by Mr. Theobald's wife as custodian for his daughter, and 2,000 of the shares listed are held by Mr. Theobald as trustee of a trust for the benefit of his son. Mr. Theobald disclaims beneficial ownership of these 4,000 shares.

(6) Of shares listed, 15,000 are held by a trust for the benefit of Mr. Scott's children.

(7) Includes shares owned directly and by corporations of which the reporting person is, or the reporting person and the reporting person's spouse are, the sole shareholder(s).

                              PERFORMANCE GRAPH

      The following line graph compares Jones Lang LaSalle's cumulative shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and an industry peer group index (CUSTOM INDUSTRY INDEX) for a five-year period extending through December 31, 2004. The Custom Industry Index is composed of the following other publicly traded real estate services companies: Grubb & Ellis Company and Trammell Crow Company. The graph assumes the investment of $100 in Jones Lang LaSalle and each of the indices on December 31, 1999 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.


                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG JONES LANG LASALLE INC., THE s&p 500 INDEX AND A PEER GROUP




[PERFORMANCE GRAPH]

                                             December 31,
                      ----------------------------------------------------
                        1999     2000     2001     2002     2003     2004
                      -------  -------  -------  -------  -------   ------
Jones Lang
  LaSalle . . . . .   $100.00   116.84   152.00   129.52   174.57   315.03

S&P 500 . . . . . .   $100.00    90.89    80.09    62.39    80.29    89.02

Peer Group. . . . .   $100.00   118.32    93.66    68.58    99.04   145.73

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires Jones Lang LaSalle's Directors, certain of Jones Lang LaSalle's officers and beneficial owners of more than 10 percent of Jones Lang LaSalle's outstanding Common Stock to file reports of ownership and changes in ownership of Jones Lang LaSalle's Common Stock with the SEC and to send copies of such reports to Jones Lang LaSalle. Based solely upon a review of such reports and amendments thereto furnished to Jones Lang LaSalle and upon written representations of certain of such persons regarding their ownership of Common Stock, Jones Lang LaSalle believes that no such person failed to file any such report on a timely basis during 2004, except that the Company did not timely file the following Form 4 reports on behalf of the indicated individuals by the end of the second business day following the execution of the related transactions: (1) for each of Peter Barge, Margaret Kelly, Lauralee Martin, Robert Orr, Stuart Scott, Lynn Thurber and Earl Webb following a grant of restricted stock units in February 2004, (2) for each of Peter Barge, Margaret Kelly, Lauralee Martin, Robert Orr, Peter Roberts and Nicholas Willmott following the vesting of restricted stock units in July 2004, (3) for Peter Barge with respect to two reports for four sales of stock, (4) for Robert Orr with respect to one report for one sale of stock, (5) for Stuart Scott with respect to three reports for sales of shares under a Rule 10b5-1 trading plan, (6) for Lynn Thurber with respect to one report for one sale of stock and (7) for Peter Roberts with respect to one report relating to a gift of certain shares of stock.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Colin Dyer, who is our President and Chief Executive Officer and also a member of our Board of Directors, is also a member of the board of directors of Northern Foods plc. We received nominal fees from Northern Foods plc during 2004 for certain services we rendered in the ordinary course of business and on terms we believe to be no more favorable to the client than those available to our unaffiliated clients generally.

      Stuart L. Scott, who was a member of our Board of Directors until his retirement on December 31, 2004, and who was our interim Chief Executive Officer from January 2004 through August 2004, and an entity affiliated with Mr. Scott are limited partners of Diverse Real Estate Holdings Limited Partnership (DIVERSE). Diverse has an ownership interest in and operates investment assets, primarily as the managing general partner of real estate development ventures. Prior to January 1, 1992, Jones Lang LaSalle earned fees for providing development advisory services to Diverse as well as fees for the provision of administrative services. Effective January 1, 1992, Jones Lang LaSalle discontinued charging fees to Diverse for these services. In 1992, Diverse began the process of discontinuing its operations and disposing of its assets. Given a projected shortfall in assets, Jones Lang LaSalle established reserves against its receivable from Diverse in the period 1992 to 1997. At the beginning of 2002, the net receivable due from Diverse in connection with such fees and interest thereon was $0.7 million. The underlying collateral security for this receivable was significantly enhanced in 2002. As such, $2.0 million of bad debt reserves were reversed in 2002. At December 31, 2004, the net receivable due from Diverse was $963,000. Mr. Scott directly holds an approximately 13.4% partnership interest in Diverse. In addition, the Stuart Scott Trust, a trust affiliated with Mr. Scott, has a 6.4% partnership interest in Diverse.

      During 2003, each of Mr. Scott and another senior officer of the Company personally acquired, on the same terms and conditions offered to other investors, preferred stock convertible into less than 1% of the common stock on a fully-diluted basis issued by SiteStuff, Inc. (SITESTUFF). SiteStuff serves clients in the real estate industry by helping them reduce procurement through discounted volume purchasing and through streamlined processes for purchasing maintenance, repair and operating products and services. Jones Lang LaSalle currently holds approximately 20% of the equity issued by SiteStuff on a fully-diluted basis and has a representative on the SiteStuff board of directors. Jones Lang LaSalle also acquires services from SiteStuff in the ordinary course of business for itself and on behalf of clients. As part of the approval they obtained from our Board of Directors to make their personal investments, Mr. Scott and our other officer agreed that, while they remain our employees, they would give Jones Lang LaSalle their proxy for any SiteStuff matters for which they were eligible to vote as equity holders.

      Sir Derek Higgs, who is a member of our Board of Directors, is also a director of British Land Company plc, a client of ours in the ordinary course of business. We received approximately $1.5 million in net fee revenue from British Land Company plc during 2004 and had a nominal receivable at December 31, 2004. Jackson P. Tai, who was a member of our Board of Directors until his resignation in October 2004, is also a director and/or officer of DBS Group Holdings (of which DBS Bank is an affiliate) and of CapitalLand (HK) Management Ltd., clients of ours in the ordinary course of business. We received approximately $2.4 million in net fee revenue from DBS Group Holdings and its affiliates during 2004 and had a $380,000 receivable at December 31, 2004. We received nominal fees from CapitalLand during 2004 and had a nominal receivable at December 31, 2004. We believe that the services provided to these clients are on terms no more favorable to them than those available to our unaffiliated clients generally.

      Gothaer Lebensversicherung A.G., which was a significant shareholder during 2004, sold all of the Jones Lang LaSalle Common Stock it owned prior to the end of 2004 and so is no longer a shareholder. During 2004, Gothaer paid us fees of approximately $500,000 for services rendered by our Investor and Occupier Services (IOS) segment in the ordinary course of business, and which were on terms we believe to be no more favorable than those available to our unaffiliated clients generally. However, during 2004 Gothaer made certain claims against a business unit within IOS for, among other matters, refunds of fees from previous years. We are investigating these claims and so far believe they are substantially without merit and in any event will not have a material adverse effect on our financial position or results of operations, but pending further review and resolution of the matter with Gothaer, we have deferred recognition of the fees paid during 2004.

      From time to time, Directors and executive officers are given an opportunity to invest individually in the real estate investment fund products offered by subsidiaries of Jones Lang LaSalle, principally through LaSalle Investment Management, on the same terms as are offered to other unaffiliated investors. Additionally, executive officers and other employees have been, and in the future may be, allowed to acquire interests in certain investment vehicles (on the same terms as other unaffiliated investors) in order that these vehicles can satisfy certain tax requirements.

      Jones Lang LaSalle uses LaSalle Investment Limited Partnership, referred to as LaSalle Investment Company (LIC), as the investment vehicle for substantially all of its co-investments with LaSalle Investment Management clients. LIC is a series of four parallel limited partnerships of which Jones Lang LaSalle has an effective 47.85% ownership interest through two of the limited partnerships. Primarily institutional investors, including a significant shareholder in Jones Lang LaSalle, hold the remaining 52.15% interest in LIC. As of December 31, 2004, Thomas C. Theobald, a non-Executive Director, and entities affiliated with him, invested euro 1,014,280 and have committed to invest a total of euro 3,500,000 through LIC. In addition, as of December 31, 2004, Stuart L. Scott, through an entity owned by Mr. Scott, has invested euro 723,058 and committed to invest a total of euro 2,500,000 through LIC. While Gothaer Lebensversicherung A.G. did sell all of its Jones Lang LaSalle Common Stock during 2004, it has retained its investment and commitments to LIC. As of December 31, 2004, Gothaer has invested euro 14,461,154 and has committed to invest a total of euro 40,000,000 through LIC. Gothaer also is direct investor in a number of the real estate investment fund products offered by LaSalle Investment Management, in each case on the same terms as are offered to other unaffiliated investors.

      Lynn C. Thurber, Chief Executive Officer of LaSalle Investment Management, previously invested $100,000 in a fund managed by one of Jones Lang LaSalle's subsidiaries. Ms. Thurber borrowed $95,000 from the Company in order to fund part of this investment prior to, and without any material modifications since, the enactment of the Sarbanes-Oxley Act of 2002. During 2004, Ms. Thurber repaid the entire outstanding balance of the loan.

                                 PROPOSAL 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                           PUBLIC ACCOUNTING FIRM

      The Audit Committee has appointed the firm of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2005. A proposal to ratify this appointment will be presented at the 2005 Annual Meeting.

      THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR RATIFICATION OF SUCH APPOINTMENT.

      Each valid proxy returned to Jones Lang LaSalle will be voted for the ratification of the appointment of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2005 unless the proxy specifies otherwise.

      The Audit Committee retains the right to appoint a substitute independent registered public accounting firm at any time during 2005 for any reason whatsoever.


                INFORMATION ABOUT THE INDEPENDENT REGISTERED
                           PUBLIC ACCOUNTING FIRM

      KPMG LLP has been for a number of years the independent accounting firm that audits the financial statements of Jones Lang LaSalle and most of its subsidiaries. Jones Lang LaSalle expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.


AUDIT AND NON-AUDIT FEES

      The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements (including attesting to the Company's internal controls over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002), audit related fees, tax fees and fees billed for other services rendered by KPMG LLP for 2004 and 2003 (the fees shown are in thousands (000's)).

                                               2004          2003
                                              ------        ------

Audit Fees, excluding audit related (1)       $3,954        $2,796
                                              ------        ------
Audit Related Fees (2)                          $293          $101
                                              ------        ------
Tax Fees (3)                                    $952          $855
                                              ------        ------
All Other Fees (4)                                $0            $5
                                              ------        ------
Total Fees                                    $5,199        $3,757
                                              ======        ======

NOTES:

  (1) Audit Fees include those necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements of Jones Lang LaSalle. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit Fees also include audit or other attest services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of SEC filings, and statutory audits in non-U.S. locations. For 2004, Audit Fees include fees of $1,400,000 related to the attestation required under Section 404 of the Sarbanes Oxley Act of 2002 with respect to internal controls over financial reporting.

  (2) Related Audit Fees include employee benefit plan audits, accounting consultation on proposed transactions, internal control related matters and audit or attest services not required by statute or regulation.

  (3) Tax Fees include tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans, requests for rulings or technical advice from taxing authorities, and expatriate compliance services.

  (4) All Other Fees include all other non-audit services.


PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES OF THE INDEPENDENT
AUDITOR

      The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company's independent auditor. At each of its meetings, the full Audit Committee considers and approves or rejects any proposed services and fee estimates that are presented by the Company's management. The Chair of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chair are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent auditor provides back-up documentation detailing the service and an estimate of costs. During 2004, all services performed by the independent auditor were approved by the Audit Committee.


                           AUDIT COMMITTEE REPORT

      As more particularly described above under "Corporate Governance Principles and Board Matters," the Audit Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's accounting functions and internal and disclosure controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable SEC rules. The Audit Committee operates under a written Charter, which was most recently revised as of July 28, 2003 and was approved by the Board of Directors. A copy of the current Charter was attached as Appendix I to the Proxy Statement for our 2004 Annual Meeting of Shareholders.

      Management is responsible for Jones Lang LaSalle's internal and disclosure controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Jones Lang LaSalle's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to review these processes.

      In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2004 audited financial statements as well as the Company's internal controls over financial reporting for which an attestation by such firm is required under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence under the relevant standards.

      Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the SEC.


                             THE AUDIT COMMITTEE

                           Sir Derek Higgs (Chair)
                         Henri-Claude de Bettignies
                           Darryl Hartley-Leonard
                              Sheila A. Penrose

                                 PROPOSAL 3

         APPROVAL OF AMENDMENT TO THE STOCK AWARD AND INCENTIVE PLAN

      The Company originally adopted its Stock Award and Incentive Plan (the STOCK INCENTIVE PLAN) in 1997 in connection with the initial public offering of our Common Stock. On March 1, 2001, our Board of Directors approved an amendment to the Stock Incentive Plan to increase the number of shares of Common Stock authorized to be granted under the Stock Incentive Plan from 4,160,000 to 8,610,000 shares. On May 14, 2002, a separate equity incentive plan that had also previously been in effect, the Stock Compensation Program, was merged into the Stock Incentive Plan as the result of which the total number of shares authorized for issuance under the Stock Incentive Plan was increased by 500,000 shares to a total of 9,110,000 shares. As of the close of business on March 25, 2005, Jones Lang LaSalle Common Stock was trading at $46.50 per share.

      As of December 31, 2004, approximately 1,491,000 shares of our Common Stock remained available for future awards under the Stock Incentive Plan. After our use of approximately 931,000 additional shares during 2005 primarily for restricted stock grants and also for restricted shares given to management in lieu of a portion of their annual cash bonuses payments pursuant to our Stock Ownership Program described above (SOP), only approximately 560,000 shares remain available for future use under the Plan. Accordingly, based upon the recommendation of its Compensation Committee, which reviewed current market practices within comparator firms based on information provided by an outside compensation consultant, our Board has unanimously approved, subject to shareholder approval at our 2005 Annual Meeting, that an additional 3,000,000 shares be authorized for issuance under the Stock Incentive Plan.

      The form of the proposed amendment to our Stock Incentive Plan is attached as Appendix I. The general description provided below is subject to the full text of the amendment as provided in the Appendix. In addition to reflecting the new shares authorized for issuance, the proposed amendment would also make certain changes to reflect restrictions on making loans enacted by the Sarbanes-Oxley Act of 2002 and to reflect new rules of the New York Stock Exchange requiring shareholder approval of equity plans.

The form of the amendment set forth in the Appendix is marked to show all of the proposed changes to the Stock Incentive Plan.

      Prior to 2003, we used our Stock Incentive Plan to grant stock options as our principal equity compensation vehicle. Beginning in 2002, we moved away from stock options and now use our Stock Incentive Plan principally to award restricted stock units, which we believe better meets our goals for attracting and retaining key talent, represents evolving best practices in equity compensation and will be more cost effective given the new accounting rules regarding the expensing of stock options. Typically, we make restricted stock grants annually to our key employees, half of which vest in three years and half in five years.

      Importantly, the Stock Incentive Plan is also the source of the shares we use for awards under the Stock Ownership Program, which requires employees above a certain level within our firm to accept 10% to 20% of their annual bonuses in the form of restricted stock units rather than cash. Half of these restricted stock units vest after 18 months and the remainder after 30 months. We believe our Stock Ownership Program is unusual in our industry and that it provides an important tool for retention and for focusing our key people on the performance of our stock.

      We believe that the continued use of our Stock Incentive Plan will be important to maintain the alignment between the interests of our employees and directors and the interests of our shareholders through providing incentive compensation opportunities tied to the performance of our Common Stock over time and through promoting increased ownership of our Common Stock by those who are most able to influence its performance. In addition, the Stock Incentive Plan is intended to advance the interests of our Company and its shareholders by helping us to attract, retain and motivate key personnel upon whose initiative, effort and judgment the successful conduct of our business is largely dependent. Moreover, as stated above in the report of our Compensation Committee, we believe that our employee compensation is unusual in the real estate industry in that we generally compensate our professional and managerial staff with salary, bonus and stock-based programs rather than on a cash commission basis. Our system is therefore designed to reward the strengthening of existing client relationships, securing new client relationships, client satisfaction and teamwork, as well as to foster longer-term employee commitment to the success of our Company.

      The Board anticipates that the 3,000,000 additional shares being requested will be sufficient to provide projected equity incentives for the Company's compensation plans for at least three years beyond 2005 assuming that its usage remains consistent with 2004. The Board also believes that this would represent a reasonable amount of potential dilution, given the strong incentive it also believes will be provided to employees to increase the value of the Company for all shareholders. Historically, we have mitigated the dilution from stock issued under our Stock Incentive Plan by repurchasing our shares. Between October 2002 and December 31, 2004, we repurchased approximately 2,300,000 shares. Although we are not required to do so, we would expect to continue our share repurchase programs in the future on a similar basis.

      The new shares would represent approximately 9% of diluted common shares outstanding as of December 31, 2004. Including the new shares, the potential overhang(1) from all stock incentives granted and available to employees would be approximately 16.5%, although we expect this percentage to continue to be reduced over time as the options previously issued under the Stock Incentive Plan are exercised or expire. Our historical total equity burn rate(2) from shares issued under the Stock Incentive Plan, calculated in terms of the average burn rate over the three-year period from 2002 through 2004, has been 4.2%. When the shares issued under our Stock Ownership Program in lieu of a portion of cash bonus payments are excluded, however, the average burn rate of other shares issued under the Stock Incentive Plan has been 2.1%. Since the SOP shares are, in effect, actually purchased by our employees with bonus dollars that otherwise would have been paid to them in cash, we believe that it is appropriate to exclude SOP usage under our Stock Incentive Plan when comparing our burn rate to that of other companies.




--------------------

 (1) Overhang is calculated as the sum of stock options and stock appreciation rights granted and outstanding plus shares available for grant under plans divided by the sum of (a) common shares outstanding at fiscal year end plus (b) shares in the numerator.

 (2) Total equity burn rate is calculated as the total number of equity related awards in any given fiscal year divided by the number of common shares outstanding at the end of that fiscal year.
      Executive Officers, and to the non-executive members of our Board of Directors, will continue to be made under the Stock Incentive Plan.

      While the number of employees who have been awarded restricted stock units in 2005 was limited to approximately 240, the number of employees who receive restricted stock units in lieu of a portion of their cash bonus under our Stock Ownership Program is approximately 700, in each case drawn from our global employee pool. The restricted stock units granted to the non-executive members of our Board of Directors, currently six in number, as described above under "Director Compensation," are also provided under the Stock Incentive Plan. The restricted stock grants made to our Named Executive Officers, as described above under "Executive Compensation," have also all been made under the Stock Incentive Plan. We anticipate that all future grants of restricted stock units to our employees, including our Named Additional information about our plans under which shares of our Common Stock are authorized for issuance is provided above under "Equity Compensation Plan Information."

      A proposal to approve the amendment to the Stock Incentive Plan will be presented at our 2005 Annual Meeting. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary in order to approve the amendment, provided that the total vote cast represents over 50% of the total number of shares outstanding on the Record Date for the Annual Meeting. Each valid proxy returned to Jones Lang LaSalle will be voted for the approval of the amendment to the Stock Incentive Plan unless the proxy specifies otherwise. Abstentions and broker non-votes will have the effect of a vote against the approval of the amendment to the Stock Incentive Plan unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which event an abstention or broker non-vote will have no effect on the result of the vote. If our shareholders approve the amendment, it will be effective as of its adoption. In the event that our shareholders do not approve the authorization of the additional shares that we are proposing, then we project that will not be able to provide equity incentives to our employees beyond 2005 in accordance with our proposed compensation plans.


THE BOARD RECOMMENDS YOU VOTE FOR APPROVAL OF THE AMENDMENT.

      The following is a summary of the principal features of the Stock Incentive Plan. This summary does not, however, purport to be a complete description of all the provisions of the Stock Incentive Plan. Any shareholder who wishes to obtain a copy of the plan document and amendments may do so by written request to our Corporate Secretary at the address of our principal executive office set forth above.

      The Plan document and all amendments to date have also been filed with the SEC as an Exhibit to our Form 10-K.


DESCRIPTION OF THE STOCK INCENTIVE PLAN

      The Stock Incentive Plan is designed to comply with the requirements of Regulation G (12 C.F.R. Section 207), the requirements for
"performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 of the Exchange Act.

      The Stock Incentive Plan provides for the granting of restricted stock (RESTRICTED STOCK) and restricted stock units ("RESTRICTED STOCK UNITS"), dividend equivalents (DIVIDEND EQUIVALENTS), performance shares and other stock- and cash-based awards (PERFORMANCE AWARDS). The Stock Incentive Plan also provides for the granting of stock options (OPTION"), including "incentive stock options" (ISOs) within the meaning of Section 422 of the Code and non-qualified stock options (NQSOs). Options granted under the Stock Incentive Plan may be accompanied by stock appreciation rights (SAR") or limited stock appreciation rights (LIMITED SARs), or both (RIGHTS). Rights may also be granted independently of Options. Each award is evidenced by an agreement (an AWARD AGREEMENT) setting forth the terms and conditions applicable thereto.

      The Stock Incentive Plan is administered by the Compensation Committee of the Board (sometimes referred to herein as the "Plan Administrator"). Subject to the terms of the Stock Incentive Plan, the Plan Administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of Award Agreements, including the vesting schedule and exercise price of such awards. The plan provides that, unless otherwise determined by the Plan Administrator, in the event of a change in control of Jones Lang LaSalle (as defined in the Stock Incentive Plan) awards under the plan will, among other things, become fully vested and valued as provided in the plan.

      Discretionary grants of awards under the Stock Incentive Plan may be made to any Director (including Non-Executive Directors), employee or any independent contractor of Jones Lang LaSalle or its direct and indirect subsidiaries and affiliates who is determined by the Plan Administrator to be eligible for participation in the plan. ISOs, however, may only be granted to employees of Jones Lang LaSalle and its subsidiaries.

      Options vest and become exercisable over the exercise period, at such times and upon such conditions, including amount and manner of payment of the exercise price, as the Plan Administrator determines and sets forth in the Award Agreement. The Plan Administrator may accelerate the exercisability of any outstanding Option at such time and under such circumstances as it deems appropriate. Options that are not exercised within 10 years (or such shorter term as the Plan administrator may determine) from the date of grant, however, will expire without value. Options are exercisable during the optionee's lifetime only by the optionee. The Award Agreements contain provisions regarding the exercise of Options following termination of employment with or service to Jones Lang LaSalle, including terminations due to the death, disability or retirement of an award recipient.

      Restricted Stock Units vest at such times and upon such conditions as the Plan Administrator determines and sets forth in the applicable Award Agreement. Historically, half of the Restricted Stock Units that are granted on an annual basis to key employees as part of our compensation program vest in 3 years after grant and the other half in five years. Half of the Restricted Stock Units that have been issued under our Stock Ownership Program vest in 18 months and the other half in 30 months. Restricted Stock Awards may not be transferred except under the laws of distribution after an employee's death. The Plan Administrator may accelerate the vesting of Restricted Stock Units at such time and under such circumstances as it deems appropriate. The Award Agreements contain provisions regarding the vesting of Restricted Stock Awards following termination of employment with or service to Jones Lang LaSalle, including terminations due to the death, disability or retirement of an award recipient.

      Future grants to be made under the Stock Incentive Plan will be authorized by the Compensation Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future. Certain grants are made automatically to the non-executive members of our Board of Directors as described above under "Director Compensation."

FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a discussion of the principal United States federal income tax consequences of Options (including ISOs and NQSOs), SARs, Limited SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalents and Performance Awards that may be granted pursuant to the Stock Incentive Plan. THIS DISCUSSION IS BASED ON AN ANALYSIS OF THE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS AND REGULATIONS, AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

OPTIONS

      ISOs. No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an option holder pursuant to the exercise of an ISO granted under the Stock Incentive Plan and if a disqualifying disposition of such shares is not made by such option holder (namely, no disposition is made within two years after the date of grant or within one year after the receipt of such shares by such option holder), then (i) upon sale of such shares, any amount realized in excess of the exercise price of the ISO will be taxed to such option holder as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to Jones Lang LaSalle. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally
(x) the option holder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price thereof, and (y) Jones Lang LaSalle will be entitled to deduct an amount equal to such income. Any additional gain recognized by the option holder upon a disposition of such shares prior to the expiration of the holding period described above will be taxed as a short-term or long-term capital gain, as the case may be, and will not result in any deduction by Jones Lang LaSalle.

      If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a NQSO. Subject to certain exceptions, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following termination of employment.

      NQSOs. In general, a grantee will not be subject to tax at the time a NQSO is granted. Upon exercise of a NQSO where the exercise price is paid in cash, the grantee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Jones Lang LaSalle Common Stock at the time of exercise over the exercise price, and will have a tax basis in such shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the grantee.

      Jones Lang LaSalle generally will be entitled to a deduction in the amount of a grantee's ordinary income at the time such income is recognized by the grantee upon the exercise of a NQSO. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of a NQSO.

SARs AND LIMITED SARs

      A grant of SARs or Limited SARs has no federal income tax consequences at the time of such grant, provided that the grant complies with the newly-enacted Section 409A of the Code governing payment of deferred compensation. Upon the exercise of SARs or Limited SARs (other than a free standing right that is a Limited SAR), the amount of any cash and the fair market value as of the date of exercise of any shares of the Jones Lang LaSalle Common Stock received is taxable to the grantee as ordinary income. With respect to a free standing right that is a Limited SAR, however, a grantee should be required to include as taxable income on the date of a change in control an amount equal to the amount of cash that could be received upon the exercise of the Limited SAR, even if the Limited SAR is not exercised until a date subsequent to the change in control date. Jones Lang LaSalle will generally be entitled to a deduction at the same time and in an amount equal to the amount included in the grantee's income.


RESTRICTED STOCK/RESTRICTED STOCK UNITS

      A grantee will not recognize income, and Jones Lang LaSalle will not be entitled to a deduction, upon the grant of Restricted Stock. A grantee generally must include in ordinary income the fair market value of Restricted Stock at the time such Restricted Stock is no longer subject to a substantial risk of forfeiture (FORFEITURE PERIOD) within the meaning of
Section 83 of the Code including, in the case of an insider, potential liability under Section 16(b) of the Exchange Act), and such grantee's tax basis in such shares will be equal to their fair market value.

      Jones Lang LaSalle generally will be entitled to a deduction in the amount of an employee's ordinary income at the time such income is recognized as described above. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the Restricted Stock.


DIVIDEND EQUIVALENTS

      A grantee will not be taxed upon the grant of a Dividend Equivalent, but will instead recognize ordinary income in an amount equal to the value of the Dividend Equivalent at the time the Dividend Equivalent becomes payable to the grantee. Jones Lang LaSalle will be entitled to a deduction at such time and in such amount as the grantee recognizes ordinary income with respect to the Dividend Equivalent.

PERFORMANCE AWARDS

      A grantee will not recognize income, and Jones Lang LaSalle will not be entitled to a deduction, upon the grant of a Performance Award. A grantee generally must include in ordinary income the fair market value of the cash, shares of Jones Lang LaSalle Common Stock, other award or other property received by him upon realization to the Performance Award, and such grantee's tax basis in any such shares, award or other property will be equal to such fair market value.

      Jones Lang LaSalle generally will be entitled to a deduction in the amount of the grantee's ordinary income at the time income is recognized as described above. Income and payroll taxes are required to be withheld on the amount of the ordinary income resulting from the Performance Award.


REGISTRATION OF SHARES

      If the amendment to the Stock Incentive Plan is approved by our shareholders, the Company intends to register the additional shares reserved for issuance promptly after the Annual Meeting on a Form S-8 Registration Statement under the Securities Act of 1933.

                                 PROPOSAL 4

                PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

      Article FIFTH of our Articles of Incorporation currently provides that the Board of Directors of the Company be divided into three classes of approximately equal size, composed of Directors who each serve a term of office for three years. Our Board has voted to approve, and to recommend to our shareholders that they approve, a proposal to amend our Articles of Incorporation to phase out the classification of the Board, to provide instead for the annual election of all Directors, and to make certain corresponding conforming and technical changes to the Articles of Incorporation.

      If our shareholders approve the proposed amendment, those Directors previously elected for three-year terms of office by our shareholders (including the two directors who are standing for election at the 2005 Annual Meeting to three-year terms ending at the 2008 Annual Meeting) will complete their three-year terms and would be eligible for re-election thereafter for one-year terms each at each Annual Meeting of Shareholders. Beginning with the Annual Meeting in 2008, the declassification of the Board would be complete and all Directors would be subject to annual election to one-year terms. The proposed amendment would also limit the super-majority (80%) voting rights that currently apply to amending any portion of Article FIFTH only to that portion of such Article that permits a director to be removed for cause upon the vote of two-thirds of our outstanding shares.

      The proposed amendment to our Articles of Incorporation is substantially in the form of Appendix II. The general description above is subject to the full text of the amendment provided in Appendix II.

      The affirmative vote of at least 80% of ALL outstanding shares of our Common Stock entitled to vote will be required for approval of this proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal. Therefore, it is important that you vote your shares either at the meeting or by proxy.

      Classified or staggered boards have been widely adopted, have a long history in corporate law and their merits have been extensively debated. Proponents of classified boards assert that they promote stability and continuity of experience on a board because directors elected for multi-year terms are less subject to outside influence and also because a majority of directors will always have at least one full year of prior experience as directors of the company. Furthermore, since it would take at least two annual elections for a potential acquirer to gain control of a classified board without the cooperation of the board, the existence of a classified board structure may enhance shareholder value by making it more likely that a party seeking to gain control of a target company will engage in an arm's-length discussion with the target's existing board instead of launching what may be a protracted proxy fight in an attempt to gain control of the board and take over the company.

      Other investors, however, view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for the implementation of these policies. Opponents of classified boards also believe that they discourage takeover proposals and proxy contests that could have the effect of increasing shareholder value. In light of these views, a number of major corporations have determined that the evolving principles of corporate governance dictate that all directors of a corporation should be elected annually.

      A shareholder proposal recommending that we declassify our Board was defeated at our 2002 Annual Meeting by a margin of slightly less than two-to-one of the shares voted. The same proposal was approved at our 2003 Annual Meeting by more than a majority of the shares voted, although the shares voted represented only 36.6% of our total outstanding shares at the time. The same proposal was again approved at our 2004 Annual Meeting by a three-to-one margin with respect to the shares voted, this time representing slightly less than 60% of our total outstanding shares at the time.

      Our Nominating and Governance Committee and our full Board of Directors has continued to consider carefully over the previous years the advantages and disadvantages of maintaining the classified board structure, and in the past has concluded that maintaining the structure was in the best interests of the Company and its shareholders. Mindful that an increasingly large majority of shareholders have voted in favor of declassification at our previous three Annual Meetings, and being committed to the principles of corporate democracy, our Nominating and Governance Committee has again considered the various arguments for and against a classified board and has recommended to the Board, which has decided accordingly, that it is now appropriate to propose to the shareholders that the Board be declassified. The Board does seek to promote governance policies that the Company's shareholders view as maximizing management's accountability to them, and declassifiying the Board will give shareholders the opportunity each year to register their views with respect to all of our Directors at one time.

      The proposal to eliminate the classification of the Board of Directors is neither the result of any effort to unseat incumbent directors, nor any effort by any person to take control of the Board of Directors.

      If the proposal is approved by our shareholders, we will file Articles of Amendment to our Articles of Incorporation with the State Department of Assessments and Taxation of Maryland after the 2005 Annual Meeting. If the proposal is not approved by our shareholders, then the Board of Directors will remain classified, and the directors will continue to be elected to three-year terms of office.

      FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

                         PROXY SOLICITATION EXPENSE

      Jones Lang LaSalle is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access any proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Mellon Investor Services to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Mellon a fee of $12,500 plus customary costs and expenses for these services. We have agreed to indemnify Mellon against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.


             ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT
                     THE ANNUAL MEETING OF SHAREHOLDERS

      We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All of the members of our Board of Directors at the time attended our previous Annual Meeting of Shareholders held on May 27, 2004.


                  COMMUNICATING WITH OUR BOARD OF DIRECTORS

      Shareholders may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.joneslang-lasalle.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually (including our Chairman of the Board, who serves as the Lead Independent Director), please so note on the e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office set forth above, and our Corporate Secretary will forward it unopened to the intended recipients.

                                 APPENDIX I

           PROPOSED FORM OF AMENDMENT TO THE STOCK INCENTIVE PLAN











                  ----------------------------------------


                       JONES LANG LASALLE INCORPORATED
             AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN


                  ----------------------------------------









                                 ----------

                                May 26, 2005



[Note for purposes of 2005 Proxy Statement: New proposed amendments are shown in BOLD type and deleted language is indicated in [brackets].

                       JONES LANG LASALLE INCORPORATED
             AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN


      Jones Lang LaSalle Incorporated (the "Company") has previously established a 1997 Stock Award and Incentive Plan, as amended (the "Stock Award and Incentive Plan"), and a Stock Compensation Program, as amended (the "Stock Compensation Program"). The Stock Award and Incentive Plan and the Stock Compensation Program are referred to herein collectively as the "Former Plans." Each of the Former Plans has been authorized by the Company's Board of Directors and approved by the Company's stockholders.

      In order to facilitate the efficient administration of the Former Plans and the awards granted thereunder, the Company's Board of Directors has authorized the amendment and restatement of each of the Former Plans in order to combine the Former Plans into a single plan. The Former Plans, as so combined, are referred to herein as the "Plan."

      THIS AMENDMENT AND RESTATEMENT SHALL BECOME EFFECTIVE AS OF MAY 26, 2005 [DELETED: The Plan shall become effective as of May 14, 2002 ] and from and after its effective date shall continue to supersede and replace the Former Plans in their entirety, except that the adoption of the Plan shall not be deemed to amend or modify the terms or conditions of any award granted or election made pursuant to the Former Plans prior to the effective date of the Plan. All awards granted and elections made pursuant to the Former Plans prior to the effective date of the Plan shall remain in full force and effect in accordance with their terms and shall be administered in accordance with the terms and conditions of the Plan.

      PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

      The purpose of the Plan is to afford an incentive to directors (including non-employee directors), selected employees and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as directors, employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business in the interest of its stockholders. Pursuant to Section 6 of the Plan, there may be granted Stock Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents, performance shares and other stock-or-cash-based awards. Section 9 of the Plan contains provisions governing certain special grants of Options to non-employee directors of the Company. The Plan also provides the authority to make loans to purchase shares of common stock of the Company, PROVIDED THAT SUCH LOANS DO NOT VIOLATE ANY APPLICABLE LAW, RULE OR REGULATION. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. Section 207) regarding the purchase of shares on margin, the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

      The terms and conditions of the Plan (exclusive of those set forth in the Stock Compensation Program) shall govern (i) all grants and awards made prior to the effective date of the Plan under the Stock Award and Incentive Plan and (ii) all Awards made pursuant to the Plan from and after the effective date of the Plan. The terms and conditions of all grants and awards made prior to the effective date of the Plan under the Stock Compensation Program shall govern such grants and awards, except that from and after such date the Committee under the Plan shall be responsible for the administration and interpretation of all such grants and awards as provided in the Plan. New grants and awards shall not be made pursuant to the Stock Compensation Program after the effective date of the Plan.

      DEFINITIONS.

      For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any entity if, at the time of granting of an Award or a Loan, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

     (b) "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

     (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (e)    "Board" means the Board of Directors of the Company.

     (f) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

           (i) any "person," as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities;

           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f) or (B) other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

           (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

           (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     (g) "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or
(ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

     (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Committee" means the Board or the committee established by the Board to administer the Plan.

     (j) "Company" means Jones Lang LaSalle Incorporated, a corporation organized under the laws of the State of Maryland, or any successor corporation.

     (k)    "Dividend Equivalent" means a right, granted to a Grantee under
Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     (m) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean
(i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

     (n) "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

     (o) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (p) "Limited SAR" means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

     (q) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

     (r) "NQSO" means any Option that is designated as a nonqualified stock option.

     (s) "Option" means a right, granted to a Grantee under Section 6(b) and Section 9, to purchase shares of Stock. An Option may be either an ISO or an NQSO, PROVIDED THAT, ISO's may be granted only to employees of the Company or a Subsidiary.

     (t) "Other Cash-Based Award" means cash award under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

     (u) "Other Stock-Based Award" means a right or other interest granted to Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

     (v) "Performance Share" means an Award of shares of Stock to a Grantee under Section 6(h) that is subject to restrictions based upon the attainment of specified performance criteria.

     (w) "Plan" means this Amended and Restated Stock Award and Incentive Plan, as amended from time to time.

     (x) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

     (y) "Restricted Stock Unit" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

     (z) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

     (aa) "Stock" means of the common stock, par value $0.01 per share, of the Company.

     (bb) "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

     (cc) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


ADMINISTRATION.

      The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or Loan; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

      No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted or Loan made hereunder.

ELIGIBILITY.

      Subject to the conditions set forth below, Awards [DELETED: and Loans ] may be granted to directors (including non-employee directors), selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, AND LOANS MAY BE MADE TO ANY ELIGIBLE PERSON, EXCEPT AS MAY BE PROHIBITED BY APPLICABLE LAW, RULE, OR REGULATION, IN EACH CASE in the discretion of the Committee. In determining the persons to whom Awards and Loans shall be granted and the type of any Award or the amount of any Loan (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.


STOCK SUBJECT TO THE PLAN.

      The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 12,110,000 [DELETED: 9,110,000 ] shares of Stock, subject to adjustment as provided herein. No more than 75,000 of the total shares available for grant may be awarded to a single individual in a single year. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; PROVIDED THAT, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Awards or Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

      In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and
(iii) the exercise price, grant price, or purchase price relating to any Award; PROVIDED THAT, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

SPECIFIC TERMS OF AWARDS.

     (a) GENERAL. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

     (b) OPTIONS. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

          (i) TYPE OF AWARD. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

          (ii) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED THAT, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor thereof.

          (iii) TERM AND EXERCISABILITY OF OPTIONS. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; PROVIDED THAT, the Committee shall have the authority to accelerated the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

          (iv) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; PROVIDED THAT, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

          (v) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

     (c) SARs AND LIMITED SARs. The Committee is authorized to grant BOTH STAND-ALONE AND IN-TANDEM SARs and Limited SARs to Grantees on the following terms and conditions:

          (i) IN GENERAL. Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or
(2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

          (ii) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

          (iii) LIMITED SARs. A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal in value to the excess of (1) the Change in Control Price (in the case of a LSAR granted in tandem with an ISO, the Fair Market Value), of one share of Stock on the date of such Change in Control over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines); PROVIDED THAT, in the case of a Limited SAR granted to a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Individual"), such Section 16 Individual shall only be entitled to receive such amount if such Limited SAR has been outstanding for at least six (6) months as of the date of the Change in Control.

     (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

          (i) ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or decreases in earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

          (ii) FORFEITURE. Upon termination of employment with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; PROVIDED THAT, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

          (iv) DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) RESTRICTED STOCK UNITS. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

          (i) AWARD AND RESTRICTIONS. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share.

          (ii) FORFEITURE. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; PROVIDED THAT, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

     (f) STOCK AWARDS IN LIEU OF CASH AWARDS. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

     (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions on the underlying Awards to which they relate.

     (h) PERFORMANCE SHARES AND OTHER STOCK- OR CASH-BASED AWARDS. The Committee is authorized to grant to Grantees Performance Shares and/or Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates.

     The Committee shall determine the terms and conditions of such Awards at the date of grant or, to the extent permitted by Section 162(m) of the Code, thereafter; PROVIDED THAT performance objectives for each year shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code. Such performance objectives may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return. Other objective goals may include the attainment of various productivity and long-term growth objectives, including, without limitation reductions in the Company's overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms or as compared to another corporation or corporations. To the extent applicable, any such performance objective shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or
(ii) so that a third party having knowledge of the relevant facts could determine whether such performance objective is met. Performance objectives shall include a threshold level of performance below which no award payment shall be made, levels of performance above which specified percentages of target Awards shall be paid, and a maximum level of performance above which no additional Award shall be paid. Performance objectives established by the Committee may be (but need not be) different from year-to-year and different performance objectives may be applicable to different Grantees.

CHANGE IN CONTROL PROVISIONS.

The following provisions shall apply in the event of a Change of Control unless otherwise determined by the Committee or the Board in writing at or after the grant of an Award, but prior to the occurrence of such Change in
Control:

     (a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

     (b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

     (c) the value of all outstanding Awards shall, to the extent determined by the Committee at or after grant, be cased out on the basis of the Change of Control Price as of the date the Change of Control occurs or such other date as the Committee may determine prior the Change of Control.

LOAN PROVISIONS.

Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations (including the requirements of Regulation G
(12 C.F.R. Section 207)) AND THE RULES AND REGULATIONS OF ANY STOCK EXCHANGE ON WHICH STOCK IS LISTED, the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall determine), to enable such Grantees to purchase shares in connection with the realization of Awards under the Plan. Loans shall be evidenced b a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.


SPECIAL NON-EMPLOYEE DIRECTOR AWARDS.

            (a)   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

          (i) ANNUAL GRANTS. In addition to any other Award granted hereunder, as of the annual meeting of shareholders scheduled for May 27, 2004, non-employee directors of the Company will be granted the Restricted Stock Units described in clauses (I) and (II) of this Section 9(a)(i) (the "Automatic Restricted Stock Units"). The grants will be valued using the closing price of a share of Stock on the first business day following each annual meeting of stockholders and will vest 20% each year over five (5) years:

               (I) Each non-employee director (a "New Director") who, is elected to the Board for the first time, will at the time such non-employee director is elected and duly qualified, be granted automatically, without action by the Committee, Restricted Stock Units with a value of $50,000.00.

               (II) On the first business day following each annual meeting of stockholders, each non-employee director (other than a New Director) who is continuing service as a member of the Board, will be granted automatically, without action by the Committee, Restricted Stock Units with a value of $50,000.00.

          (ii) IN LIEU OF ANNUAL RETAINER. For the calendar year beginning January 1, 2003, non-employee directors may elect to receive, in lieu of any or all of their annual retainer for a calendar year, Restricted Stock in increments of 5% (i.e., 5%, 10%, 15%, etc.) as follows:

               (I) Non-employee directors can elect to receive their Restricted Stock either:

      i. during the calendar year in which the annual retainer is to be earned, in quarterly installments equal to the percent of the annual retainer elected to be received in Restricted Stock, divided by four, divided by the price per share of Stock on the last day of each quarter, prorated for any partial calendar year or quarter (for administrative purposes, the Company may, at its discretion, determine to distribute the Restricted Stock on a quarterly basis or after the end of the year in which the annual retainer was earned), or

      ii.   on a deferred basis:

      a.    until they retire from the Board,
      b.    ten (10) years from the date they retire from the Board,
      c. for a period of not less than 1 year and not more than 10 years, in increments of 1 year, or
      d.    until they retire from their primary employment.

               (II) Any election to defer Stock shall be made prior to the year in which the annual retainer subject to deferral shall be paid and shall be irrevocable. Any newly elected non-employee director shall have five (5) days from the date of their election to the Board to elect to defer any percentage hereunder. An election shall continue in effect until revoked. Any Stock for which receipt is deferred shall be matched by the Company by a number of shares equal to 25% of the value of the quarterly amount so deferred, based on the price per share of Stock on the last day of each quarter.

     (b)    OPTIONS.

          (i) AUTOMATIC OPTIONS. Until the calendar year beginning January 1, 2004, at which point this provision shall no longer be applicable, in addition to any other Award granted hereunder, non-employee directors of the Company will be granted the Options described in clauses (i) and (ii) of this Section 9(b)(i) (the "Automatic Options"):

               (I) Each non-employee director (a "New Director") who, after the effective date of the Plan, is elected to the Board for the first time, will at the time such non-employee director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

               (II) On the first business day following each annual meeting of the stockholders', each non-employee director (other than a New Director) who is continuing service as a member of the Board, will be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

          (ii) ELECTED OPTIONS. Until the calendar year beginning January 1, 2003, at which point this provision shall no longer be applicable, each non-employee director could, at any time prior to the commencement of any calendar year during which he or she was to serve as a member of the Board, irrevocably elect to receive, in lieu of the annual directors' retainer payable to such non-employee director with respect to such calendar year (prorated for any partial calendar year, an Option (an "Elected Option") to purchase shares of Stock. The number of shares of Stock covered by an Elected Option received in lieu of an annual retainer for 2002 shall be the number (rounded to the nearest whole number of shares) equal to (i) the annual, or prorated, retainer divided by (ii) the value per share of the Elected Option, which value shall be equal to thirty three percent (33%) of the exercise price. An Elected Option shall be granted on January 1 of the year following the year in which the annual retainer to which it relates is earned.

     (c) TERMS AND CONDITIONS OF OPTIONS. Automatic Options and Elected Options shall be subject to the following specific terms and conditions (and shall otherwise be subject to all other provisions of the Plan not in conflict with this Section 9):

          (i)     Each Automatic Option and each Elected Option shall be a
NQSO.

          (ii) The exercise price of Automatic Options shall be equal to the Fair Market Value of the shares of Stock subject to such Automatic Options on the date of grant. The exercise price of Elected Options shall be equal to (i) the average closing price of the Stock on the national securities exchange on which the Stock is principally traded on the last trading day in March, June, September and December of the year in which the annual retainer is earned, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on the last trading day on which a trade occurs in March, June, September and December of the year in which the annual retainer is earned, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (iii) Automatic Options shall be exercisable as to twenty percent (20%) of the Stock subject thereto on the first anniversary of the date of grant, and shall become exercisable as to an additional twenty percent (20%) of such shares on each of the second, third, fourth and fifth anniversaries of such date of grant. Automatic Options shall be exercisable for a period of ten (10) years from the date of grant of such Option; PROVIDED THAT, the exercise period shall be subject to earlier termination in accordance with the provisions of Section 6(b)(iv) hereof. Elected Options shall be exercisable for a period ending ten (10) years from the December 31st of the year in which the retainer was earned.


GENERAL PROVISIONS.

     (a) APPROVAL [DELETED: BY BOARD ]. The Plan shall take effect upon its adoption by the Board, SUBJECT TO APPROVAL BY THE STOCKHOLDERS OF THE COMPANY IN THE MANNER AND TO THE DEGREE REQUIRED BY APPLICABLE LAW AND REGULATIONS, INCLUDING THE RULES AND REGULATIONS OF ANY STOCK EXCHANGE ON WHICH THE STOCK IS LISTED.

     (b) NONTRANSFERABILITY. Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

     (c) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

     (d) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

     (e) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award or Loan theretofore granted under the Plan.

      THE COMPANY SHALL OBTAIN STOCKHOLDER APPROVAL OF ANY PLAN AMENDMENT TO THE EXTENT NECESSARY OR DESIRABLE TO COMPLY WITH APPLICABLE LAW, RULE, OR REGULATION. ADDITIONALLY, NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, THE BOARD MAY NOT, WITHOUT APPROVAL OF THE COMPANY'S
STOCKHOLDERS:

          (i) MATERIALLY INCREASE THE NUMBER OF SHARES OF STOCK ISSUABLE UNDER THE PLAN, EXCEPT FOR PERMISSIBLE ADJUSTMENT AS PROVIDED FOR HEREIN; OR

          (ii) REPRICE OPTIONS ISSUED UNDER THE PLAN BY LOWERING THE EXERCISE PRICE OF A PREVIOUSLY GRANTED AWARD, BY CANCELING OUTSTANDING OPTIONS AND ISSUING REPLACEMENTS, OR BY OTHERWISE REPLACING EXISTING OPTIONS WITH SUBSTITUTE OPTIONS WITH A LOWER PRICE.

     (f) NO RIGHTS TO AWARDS OR LOANS; NO STOCKHOLDER RIGHTS. No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

     (g) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

     (h) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (i)    REGULATIONS AND OTHER APPROVALS.

          (i) The obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

          (iii) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

     (j) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

                                 APPENDIX II

         PROPOSED FORM OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                            ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION
                                     OF
                       JONES LANG LASALLE INCORPORATED


      Jones Lang LaSalle Incorporated, a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by striking out Article 5(c) and Article 5(f) of the Articles of Incorporation and inserting in lieu thereof the following:

            FIFTH:

            (c) Except with respect to directors who may be elected by the holders of any class or series of Common Stock or Preferred Stock, at the 2006 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of stockholders; at the 2007 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of stockholders; and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of the stockholders.

            (f) Subject to the terms of any one or more other classes or series of Common Stock or Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors and any other vacancy occurring on the Board of Directors may be filled by a majority of the remaining Directors, even if less than a quorum, or by a sole remaining director. Any vacancy on the Board of Directors which results from the removal of a director may also be filled by the stockholders. Any director of any class elected by the stockholders to fill a vacancy resulting from the removal of a director of such class shall serve for the balance of the term of the removed director. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock or one or more other classes or series of Common Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto.

            SECOND: The charter of the Corporation is hereby amended by adding the following Article 5(h):

            FIFTH:

            (h) Subject to the rights, if any, of the holders of shares of Preferred Stock or shares of any other class or series of Common Stock then outstanding, any director of the Corporation may be removed from office at any time, but only for cause (as such term would be construed under Section 2-406(a) of the MGCL, or any successor provision) and only by affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.

      THIRD: The charter of the Corporation is hereby amended by striking out Article 14 of the Articles of Incorporation and inserting in lieu thereof the following:

            FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter in the manner now or hereafter prescribed in this Charter, the Bylaws of the Corporation or the MGCL, and all rights herein conferred upon the stockholders are granted subject to such reservation; provided, however, that notwithstanding anything else in this Charter to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of Common Stock shall be required to change Article FIFTH paragraph (h), Article SIXTH, Article SEVENTH, Article NINTH, Article TWELFTH, Article THIRTEENTH or this Article FOURTEENTH and, to the extent permissible under the MGCL, the affirmative vote of the holders of at least a majority of the then outstanding shares of Common Stock voting as a single class shall be required to change any other provision contained in this Charter.

      FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.


      IN WITNESS WHEREOF, Jones Lang LaSalle Incorporated has caused these Articles of Amendment to be signed in its name and on its behalf as of the ___ day of ____________________, 2005.


                              JONES LANG LASALLE INCORPORATED

                              By:
                                    ------------------------------

                              Its:  Executive Vice President



ATTEST:

By:
      ------------------------------

Its:  Secretary

      THE UNDERSIGNED, in connection with the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledge, in the name and on behalf of the Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, to be the corporate act of the Corporation and further certify that, to the best of their knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


------------------------------      ------------------------------
Vice President                      Assistant Secretary

JONES LANG
LASALLE



EXPERIENCE:  A WORLD OF DIFFERENCE ...





WWW.JONESLANGLASALLE.COM